AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1997
                                                      REGISTRATION NO. 333-21401
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                 AMENDMENT NO. 3
                                       TO
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                              AUGMENT SYSTEMS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                                ----------------



            DELAWARE                                          04-3089539
  (STATE OR OTHER JURISDICTION                                 (I.R.S.
      OF INCORPORATION OR                                      EMPLOYER
          ORGANIZATION)                                     IDENTIFICATION
                                      7373                       NO.)
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)
                                ----------------
                                 2 ROBBINS ROAD
                         WESTFORD, MASSACHUSETTS 01886
                                 (508) 392-8626
   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL
                               PLACE OF BUSINESS)
             LORRIN G. GALE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AUGMENT SYSTEMS, INC.
                                 2 ROBBINS ROAD
                         WESTFORD, MASSACHUSETTS 01886
                                 (508) 392-8626
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                ----------------
                                   COPIES TO:
         MICHAEL A. HICKEY, ESQ.                    DAVID ALAN MILLER, ESQ.
          WARNER & STACKPOLE LLP                     PETER M. ZIEMBA, ESQ.
             75 STATE STREET                       GRAUBARD MOLLEN & MILLER
       BOSTON, MASSACHUSETTS 02109                     600 THIRD AVENUE
TEL: (617) 951-9000  FAX: (617) 951-9151           NEW YORK, NEW YORK 10016
                                                   TEL: (212) 818-8800 FAX:
                                                        (212) 818-8881
                                ----------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                      CALCULATION OF REGISTRATION FEE

========================================================================================================================
  TITLE OF EACH CLASS             AMOUNT              PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
OF SECURITIES TO BE                TO BE               OFFERING PRICE              AGGREGATE              REGISTRATION
      REGISTERED                REGISTERED            PER SECURITY(1)         OFFERING PRICE(1)                FEE

------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share(2)                         2,070,000                 $  5.50                $11,385,000              $ 3,450.00
------------------------------------------------------------------------------------------------------------------------
Warrants to purchase
one share of Common
Stock(3)                         2,070,000                 $  0.15                $   310,500              $    94.09
------------------------------------------------------------------------------------------------------------------------
Common Stock issuable
upon exercise of
Warrants(3)                      2,070,000                 $  6.60                $13,662,000              $ 4,140.00
------------------------------------------------------------------------------------------------------------------------
Underwriter's Purchase
Option(4)                                1                 $100.00                $       100                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock issuable
upon exercise of
Underwriters' Purchase
Option                             180,000                 $ 9.075                $ 1,633,500              $   495.00
------------------------------------------------------------------------------------------------------------------------
Warrants issuable upon
exercise of
Underwriter's Purchase
Option(4)                          180,000                 $0.2475                $    44,550                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock
underlying Warrants
issuable upon exercise
of Underwriters'
Purchase Option                    180,000                 $  6.60                $ 1,188,000              $   360.00
------------------------------------------------------------------------------------------------------------------------
   Total Registration
     Fee(5)                                                                                                $ 8,539.09
========================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Includes 270,000 shares of Common Stock which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.
(3) Includes 270,000 Warrants which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.
(4)  Pursuant to Rule 457(g), no registration fee is payable.
(5)  $8,600.01 has been paid previously.


                                -----------------
Pursuant to Rule 416, there are also being registered hereby such indeterminate number of additional shares of Common Stock as may be issued as a result of the antidilution provisions of the Warrants and the Underwriters' Purchase Option.
                                -----------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.








                    SUBJECT TO COMPLETION, DATED MAY 9, 1997


PROSPECTUS
                                                                [LOGO]
AUGMENT SYSTEMS, INC.


1,800,000 SHARES OF COMMON STOCK AND
1,800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

All of the 1,800,000 shares of common stock ("Common Stock") and 1,800,000 Redeemable Common Stock Purchase Warrants ("Warrants") offered hereby (together, the "Securities") are being sold by Augment Systems, Inc. ("Company" or "Augment"). Each Warrant entitles the holder to purchase one share of Common Stock for $6.60 during the four-year period commencing one year from the date of this Prospectus. The Company may redeem the Warrants, once they become exercisable, at a price of $.01 per Warrant on not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least 150% of the then-current exercise price of the Warrants (initially $9.90) for the 20 consecutive trading days ending on the third day prior to the date on which such notice is given. See "Description of Securities."


Prior to this Offering, there has been no public market for the Securities and there can be no assurance that any such market will develop. See "Underwriting" for information relating to the factors considered in determining the initial public offering price of the Securities and the exercise price of the Warrants. The Company has applied for quotation of the Common Stock and Warrants on the Nasdaq SmallCap Market under the symbols "AUGS" and "AUGSW," respectively.

                             ----------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 6 AND "DILUTION" AT PAGE 12 HEREOF.

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================================================
                                                               PRICE        UNDERWRITING      PROCEEDS
                                                                 TO        DISCOUNTS AND         TO
                                                               PUBLIC     COMMISSIONS(1)     COMPANY(2)
--------------------------------------------------------------------------------------------------------
Per Share                                                      $5.50           $.495           $5.005
--------------------------------------------------------------------------------------------------------
Per Warrant                                                     $.15           $.0135          $.1365
--------------------------------------------------------------------------------------------------------

Total(3)                                                    $10,170,000       $915,300       $9,254,700
========================================================================================================


(1) Does not include a 3% nonaccountable expense allowance which the Company has agreed to pay to the Underwriters. The Company has also agreed to sell the Underwriters an option to purchase up to 180,000 shares of Common Stock and/or 180,000 Warrants ("Underwriters' Purchase Option") and to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
     See "Underwriting."
(2) Before deducting expenses payable by the Company, including the nonaccountable expense allowance, estimated at approximately $805,700.
(3) The Company has granted the Underwriters an option, exercisable within 45 business days from the date of this Prospectus, to purchase up to an additional 270,000 shares of Common Stock and/or 270,000 Warrants on the same terms as set forth above, solely for the purpose of covering over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $11,695,500, $1,052,595 and $10,642,905, respectively. See "Underwriting."


The Securities are being offered by the Underwriters on a firm commitment basis subject to prior sale, when, as, and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Securities will be made against payment therefor at the offices of GKN Securities Corp. in New York City on or about ___________ , 1997.


GKN SECURITIES CORP.                                      LAIDLAW EQUITIES, INC.

          , 1997





[LOGO]  AUGMENT






               [ILLUSTRATION DEPICTING AUGMENT LOCAL AREA NETWORK]






    OFFERS AND SALES IN CALIFORNIA MAY BE MADE ONLY TO ACCREDITED INVESTORS WHO MEET A SUITABILITY STANDARD OF EITHER (A) $65,000 GROSS ANNUAL INCOME AND AN EXCLUSIVE NET WORTH (NET WORTH EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF NOT LESS THAN $250,000 OR (B) AN EXCLUSIVE NET WORTH OF $500,000.

    OFFERS AND SALES IN NEW JERSEY MAY BE MADE ONLY TO INVESTORS WHO MEET THE FOLLOWING SUITABILITY STANDARDS: EITHER (A) INDIVIDUAL GROSS ANNUAL INCOME IN EXCESS OF $100,000 AND AN EXCLUSIVE NET WORTH (NET WORTH EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF NOT LESS THAN $250,000; OR (B) AN EXCLUSIVE NET WORTH OF $500,000.


Certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the prices of the Securities, including over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids. For a description of these activities, see "Underwriting."

Macintosh(R) is a registered trademark of Apple Computer, Inc. and Windows NT(R) is a registered trademark of Microsoft Corp.





                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus has been adjusted to reflect a .637434-for-1 reverse stock split effective as of October 30, 1996 and a 3-for-4 reverse stock split effective as of April 24, 1997. Certain terms used in this Prospectus are defined in greater detail in the Glossary appearing on page G-1 of this Prospectus.


                                   THE COMPANY

     Augment Systems, Inc., a development stage company, designs, develops and sells high-end super server products designed to move large image and data files rapidly and efficiently over computer networks. The Company's initial target markets are the electronic publishing industry and the Internet/Intranet market. Shipments of the Company's initial products, high-end Macintosh(R)-based super servers, commenced in February 1997. To date the Company has shipped four systems and anticipates recognizing revenue from its initial shipments in April 1997. The Company plans to introduce in the fourth quarter of 1997 a Windows NT(R)-based super server targeted to meet the growing demand for Windows NT-based high performance Internet/Intranet World Wide Web ("World Wide Web" or "WEB") servers and a super server system designed to support multi-platform networks comprised of Macintosh, Windows NT and UNIX-based workstations.

     Electronic publishing, whether involving the preparation of high quality color printed documents in print shops, service bureaus and internal corporate publishing departments or interactive documents on the Internet/Intranet, requires massive amounts of disk storage and the movement of large data and image files over networks. The Company's technology has been designed to support multi-platform environments and is specifically aimed at increasing the transfer speed of large image and data files over networks. The Company believes that its products are also well-suited for other markets that require rapid and efficient movement of large image and data files over networks, such as medical imaging and geophysical imaging systems ("GIS").

     The Company's super server systems perform the file management function and high speed interconnects outside of the processor running the core operating system. This unique approach produces significant improvements in file transfer speeds and enables the server system to maintain compatibility with Apple Computer, Inc. ("Apple") and Microsoft Corp. ("Microsoft") operating systems while running different application software. The Company's servers have been designed to incorporate extensive scalable internal storage complemented by automatic tape back-up and archiving capabilities. In addition, the Company's server systems augment existing networks with a fibre channel arbitrated loop, estimated by the Company to be up to 20 times faster than conventional Ethernet networks. The Company believes that users of its server systems can retrieve files over their networks two to three times faster than from their hard drives. The Company also believes that the multi-platform design and scalable storage capacity of its super server systems will allow users to upgrade easily without expensive outlays for new operating systems and hardware.

     The Company intends to sell its products in the electronic publishing and Internet/Intranet markets through a direct sales force and through value added resellers ("VARs"), system integrators and original equipment manufacturers ("OEMs"). The Company also intends to work with OEMs to private label and sell its products in other markets requiring rapid transfer of large data files.

     The Company was incorporated in Delaware in 1990 to develop and distribute fiber optic printed circuit boards in the publishing and printing markets. The Company funded the fiber optic printed circuit board business principally through a combination of debt and equity financings. The fiber optic products had limited success and in 1994 the Company began phasing out the fiber optic operations and began the transition into a systems integration and engineering consulting business. In 1995 the Company made a further strategic shift in its business operation into the server market. Since October 1995, the Company has been operating as a development stage company and has been engaged principally in research and development, recruitment of personnel and financing activities. The Company's executive offices are located at 2 Robbins Road, Westford, Massachusetts 01886 and its telephone number is (508) 392-8626.


                                       3



                                  THE OFFERING

 Securities Offered               1,800,000 shares of Common Stock and 1,800,000
                                  Warrants. Each Warrant entitles the registered
                                  holder to purchase  one share of Common  Stock
                                  for  $6.60   during   the   four-year   period
                                  commencing  one  year  from  the  date of this
                                  Prospectus.   The   Company   may  redeem  the
                                  Warrants,  once they become exercisable,  at a
                                  price of $.01 per  Warrant on not less than 30
                                  days'  prior  written  notice if the last sale
                                  price of the  Common  Stock  has been at least
                                  150% of the then current exercise price of the
                                  Warrants   (initially   $9.90)   for   the  20
                                  consecutive  trading  days ending on the third
                                  day prior to the date on which such  notice is
                                  given. See "Description of Securities."

  Common Stock Outstanding
  Prior to the Offering           2,913,319 shares

  Common Stock to be Outstanding
  After the Offering              4,713,319 shares

  Proposed Nasdaq SmallCap
  Market Symbols                  Common Stock:    AUGS
                                  Warrants:        AUGSW


                                 USE OF PROCEEDS

    The Company intends to apply approximately $3,756,000 of the net proceeds of this Offering to repay outstanding indebtedness, approximately $1,170,000 to sales and marketing activities, approximately $1,430,000 to product development and approximately $340,000 to acquire capital equipment. The remaining $1,753,000 will be used for working capital and general corporate purposes. See "Use of Proceeds."

                                  RISK FACTORS

    The Securities offered hereby involve a high degree of risk, including, without limitation, the risk that the Company's products will not be accepted in the marketplace; the risk that the Company will not be successful in developing future products; the risk of rapid technological changes in the server industry; the Company's limited operating history, history of losses and accumulated deficit; the Company's need for additional capital; and the highly competitive nature of the server industry. An investment in the Securities offered hereby should be considered only by investors who can afford the loss of their entire investment. See "Risk Factors."



                                       4




                          SUMMARY FINANCIAL INFORMATION

    The summary financial information set forth below is derived from the financial statements of the Company appearing elsewhere in the Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.



                                                         YEAR ENDED                 SIX MONTHS
                                                          JUNE 30,              ENDED DECEMBER 31,     CUMULATIVE PERIOD FROM
                                                    -------------------       ---------------------      OCTOBER 1, 1995 TO
                                                    1995          1996          1995         1996         DECEMBER 31, 1996
                                                    ----          ----          ----         ----         -----------------
Revenues                                         $   --        $   --        $  --        $  --              $  --
Operating expenses:
   Research and development                          --          1,388,149      155,575     1,526,384          2,914,533
   General and administrative                        39,273         90,274      387,150     1,083,267          1,132,878
   Selling and marketing                             --            --             9,500       490,735            490,735
                                                  ---------      ---------    ---------     ---------          ---------
Total operating expenses                             39,273      1,478,423      552,225     3,100,386          4,538,146
                                                  ---------      ---------    ---------     ---------          ---------
Other income (expense), net                          --            (26,059)      25,284      (115,899)          (141,958)
                                                  ---------      ---------    ---------     ---------         ---------
Loss from continuing operations                     (39,273)    (1,504,482)    (526,941)   (3,216,285)        (4,680,104)
Loss from discontinued operations                  (361,582)        (7,182)      (7,182)     --                 --
                                                  ---------      ---------    ---------     ---------          ---------
Net loss                                         $ (400,855)   $(1,511,664)  $ (534,123)  $(3,216,285)       $(4,680,104)
                                                 ==========    ===========   ==========   ===========        ===========
Net loss per share:
   Loss for continuing operations                      (.02)          (.51)        (.19)         (.93)             (1.47)
   Loss from discontinued operations                   (.17)       --            --           --                --
                                                  ---------      ---------    ---------     ---------          ---------
Net loss per share                               $     (.19)   $      (.51)  $     (.19)  $      (.93)       $     (1.47)
                                                  =========      =========    =========     =========          =========
Weighted average number of shares of Common Stock
  and common stock equivalents outstanding        2,170,878      2,950,492    2,862,246     3,452,740         3,190,648
                                                  =========      =========    =========     =========         ==========

                                                                                      DECEMBER 31, 1996
                                                                      ---------------------------------------------------
                                                                                                          PRO FORMA
                                                                       ACTUAL      PRO FORMA(1)(2)   AS ADJUSTED(1)(2)(3)
                                                                       ------      ---------------   --------------------

BALANCE SHEET DATA:
Working capital (deficit)                                            $(1,303,035)    $  (750,285)        $ 7,129,713
Total assets                                                           1,679,053       3,900,418           8,287,863
Total liabilities                                                      2,532,417       4,342,917           1,264,544
Accumulated deficit                                                   (7,059,213)     (7,059,213)         (7,952,524)
Stockholders' equity (deficit)                                       $  (853,364)    $  (442,499)        $ 7,023,319


--------

(1) Reflects the issuance in February 1997 of units consisting of short term promissory notes with an aggregate face value of $2,375,000 and warrants to purchase 605,625 shares of Common Stock in a private placement and the repayment of a short term advance of $575,000. Reflects the exercise in March 1997 of a warrant to purchase 47,807 shares of the Company's Common Stock at $1.507 per share.


(2) Reflects the issuance in April and May of 1997 of long-term promissory notes in the aggregate principal amount of $400,000.

(3) Reflects the receipt of approximately $8,449,000 in net proceeds from the sale of the Securities offered hereby and the application thereof to the repayment of approximately $3,606,000 of short term promissory notes and long term convertible promissory notes and related accrued interest of $20,875 as of December 31, 1996, and amortization of debt discount of $548,252 and a charge of $345,059 for deferred financing costs.

    Unless otherwise indicated, all shares, per-share and financial information set forth herein assumes no exercise of (i) the Underwriters' over-allotment option; (ii) the Warrants; (iii) the Underwriters' Purchase Option; (iv) stock options to purchase up to 429,650 shares of Common Stock outstanding under the Company's 1995 Stock Option Plan ("Stock Option Plan"); (v) stock options to purchase up to 170,350 shares of Common Stock which may be granted under the Company's Stock Option Plan; (vi) the holders' right to convert outstanding long term convertible promissory notes and accrued interest into approximately 13,600 shares of Common Stock; and (vii) other outstanding warrants to purchase up to 969,884 shares of Common Stock.



                                       5



                                  RISK FACTORS

    The Securities offered hereby are speculative and involve a high degree of risk. Accordingly, in analyzing an investment in the Securities, prospective investors should carefully consider, along with the other matters referred to herein, the following risk factors. No investor should participate in this Offering unless such investor can afford a complete loss of his investment.

    Market Acceptance. The Company's initial target markets are the electronic publishing industry and the Internet/Intranet market. The Company's initial products, which were first shipped in February 1997, are high-end Macintosh-based super servers targeted at the electronic publishing industry. The Company plans to introduce a Windows NT-based version of its server system during the fourth quarter of 1997 that is specifically tailored for the Internet/Intranet and to support multi-platform networks comprised of Macintosh, Windows NT and UNIX-based workstations. The Company's success is dependent upon its ability to gain market acceptance of its products, which will depend upon the ability of the Company to demonstrate the advantages of its products over other technology offered by other companies. The failure of the Company to penetrate its target markets would have a material adverse effect upon its operations and prospects. See "Business--Competition."

    No Assurance of Successful Future Product Development; Rapid Technology Change; Technological Obsolescence; Introduction of New Products. The Company has not yet completed the development of its Windows NT-based server product nor has the Company developed the hardware and software needed to support multi-platform networks comprised of Macintosh, Windows NT or UNIX-based workstations. If the Company is unsuccessful in developing these products, then the Company's sales and operations will be adversely affected. There can be no assurance that any of the Company's future products will be successfully developed or, if developed, will be successfully marketed. The server market is characterized by extensive research and development and rapid technological change resulting in product life cycles of 18 to 24 months. The Company's future success will depend in large part on the Company's ability to develop and introduce new products that keep pace with technological developments, achieve market acceptance and respond to customer requirements that are constantly evolving. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote substantial efforts and financial resources to enhance its existing products and to develop new products. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product development or introduction could result in a loss of competitiveness or could materially and adversely affect the Company's operating results. See "Business--Research and Development."

    Limited Operating History; History of Losses and Accumulated Deficit; No Assurance of Significant Revenues or Operating Profit; Independent Certified Public Accountants' Qualified Report. To date, the Company has not recognized any revenues from product sales and has experienced significant operating losses since inception. As of December 31, 1996, the Company's accumulated deficit was approximately $7,059,000, its working capital deficit was approximately $1,303,000 and its stockholders' deficit was approximately $853,000. The Company expects to incur substantial additional costs, including costs related to ongoing research and development activities, resulting in operating losses for at least the next 12 months following the completion of this Offering. The Company's ability to achieve significant revenue and profitability is dependent on successful marketing of its existing products and successful completion of the development of its future Windows NT-based server and multi-platform products, of which there can be no assurance. The report of the Company's independent certified public accountants with respect to the financial statements of the Company for the year ended December 31, 1996 contains a paragraph regarding the Company's ability to continue as a going concern. Among the factors cited by the auditors as raising substantial doubt as to the Company's ability to continue as a going concern is that the Company has incurred recurring operating losses and is dependent on the net proceeds of this Offering or obtaining financing by alternative means to continue its operations. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation," the Financial Statements of the Company and the notes thereto and the Report of Independent Certified Public Accountants included herein.


                                       6



    Need for Additional Capital. The Company's future capital requirements will depend on many factors, including cash flow from operations, continued progress in its research and development programs, competing technological and market developments and the Company's ability to market its products successfully. Although the Company believes that the proceeds of this Offering will be sufficient to continue its operations for the 12 months following the completion of this Offering, there can be no assurance that this will be the case. To the extent that the funds generated by this Offering are insufficient to fund the Company's activities, it will be necessary to raise additional funds through other equity or debt financings. There can be no assurance that the Company will be able to obtain additional funding on terms favorable to the Company, if at all. If adequate funds are not available, there would be a material adverse affect on the Company's ability to continue its operations. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

    Competition. The high-end super server market is highly competitive. Many of the Company's competitors, including Sun Microsystems Inc. ("Sun"), Hewlett-Packard Co. ("Hewlett-Packard"), International Business Machines Corp. ("IBM"), Apple, Digital Equipment Corporation and Silicon Graphics Inc. ("SGI"), have significantly greater market recognition and greater financial, technical, marketing and human resources than the Company. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price-to-performance characteristics. Competitive pressures often necessitate price reduction which can adversely affect operating results. Although the Company believes that it presently has certain technical and other advantages over its competitors, maintaining such advantages will require a continued high level of investment by the Company in research and development and sales and marketing. There can be no assurance that the Company will have sufficient resources to continue to make such investment or that the Company will be able to make the technological advances necessary to maintain such competitive advantages. There can be no assurance that the Company will be able to compete successfully against existing competitors or new entrants to the marketplace. See "Business--Competition."

    Dependence on Suppliers and Manufacturers. The Company will rely on independent high-volume manufacturers for the production of its components, which may result in reliance on a single source or a limited group of suppliers. Although the Company believes that there are a number of manufacturers capable of producing the hardware components, any delays in obtaining hardware components on a timely basis could have a material adverse effect on the Company's sales and operations. The Company currently depends upon Toshiba as its sole source supplier of customized Application Specific Integrated Circuits ("ASICs"). The Company has no contract with Toshiba requiring Toshiba to supply the Company with ASICs. The Company's inability to obtain the customized ASICs would have a material adverse effect on its business. Furthermore, a significant increase in the price of one or more of these components could adversely affect the Company's results of operations. See "Business--Manufacturing and Suppliers."

    Dependence on Proprietary Technology of Others. The Company's current products incorporate technology licensed from Radius, Inc. ("Radius"), a publicly-held company that manufactures Macintosh controller cards and accessories. The license is exclusive except as to Radius, which has retained rights to its technology. If the Company fails to sell the minimum number of units required to be sold pursuant to the Radius agreement for two consecutive calendar quarters, Radius may license the technology to other parties. In addition, if the Company fails to fulfill its other obligations under the Radius agreement, including its obligation to pay royalties, Radius may terminate the license. The Company's current products also incorporate certain critical technology licensed from Polybus Systems Corporation ("Polybus"). If the Company fails to fulfill its obligations under the Polybus agreement, including its obligation to pay royalties, Polybus may license the technology to third parties in the publishing market. See "Business -- Technology."

    Dependence on Proprietary Know-how and Trade Secrets; Lack of Patented Technology; Risk of Infringement. The Company relies on unpatented proprietary know-how and trade secrets, and employs various methods, including confidentiality agreements with employees, consultants and marketing partners, to protect its trade secrets and know-how. There can be no assurance, however, that the Company will be able to maintain the confidentiality of any of its proprietary technology, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. The failure or inability to protect these rights could have a material adverse effect on the Company's results of operations. Moreover, there


                                       7




can be no assurance that the Company's proposed products will not infringe on the rights of others. The Company may be forced to expend substantial resources if the Company is required to defend against any such infringement claims. The Company also may desire or be required to obtain licenses from others in order to develop new products or applications for its products. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the unpatented technology underlying such licenses will remain proprietary. "See Business--Technology."


    Significant Portion of Proceeds Used to Satisfy Indebtedness; Benefit to Insiders. Approximately $3,756,000, or 44.5%, of the net proceeds received by the Company from this Offering will be used to repay outstanding indebtedness and related interest, and, therefore, will not be available for future operations. Approximately $52,000 of such amount will be paid to the Stanley A. Young Family Limited Partnership, of which Stanley A. Young, a director of the Company, is a partner. Approximately $1,753,000, or 20.8%, of the net proceeds of the Offering has been allocated to working capital and general corporate purposes. Included in this amount are accrued consulting fees of approximately $67,250 payable to Young Management Group, Inc., of which Mr. Young is a majority stockholder. See "Use of Proceeds" and "Certain Transactions."

    Related Party Transactions; Possible Conflicts of Interest. The Company has engaged in certain transactions with certain of its directors, and is a party to a consulting agreement with an affiliate of one of its directors which will continue after the consummation of this Offering. Ownership interests of directors of the Company in entities providing services to the Company or service as a director of both the Company and such entities could create, or appear to create, potential conflicts of interest. All future transactions between the Company and any of its officers, directors, principal stockholders or affiliates will be approved by a committee of the Board of Directors, a majority of the members of which shall be independent directors, or, if required by law, a majority of disinterested directors, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties. See "Certain Transactions."


    Dependence on Chief Executive Officer; Dependence on Qualified Personnel. The Company relies on the efforts of Lorrin Gale, its President and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Gale expiring on December 31, 1998 and has obtained a "key person" insurance policy on his life in the amount of $1,000,000, under which the Company will be the beneficiary, the loss of the services of Mr. Gale could have a material adverse effect on the Company. Additionally, the ability to attract and retain other highly competent executives, professionals, sales personnel and other employees is critical to the ongoing success of the Company. The Company has not experienced any difficulties in attracting and retaining qualified personnel, although there can be no assurance that it will not encounter such problems in the future. See "Management."

    Immediate and Substantial Dilution. The existing stockholders of the Company acquired their respective equity interests at prices substantially below the offering prices in this Offering. Purchasers of the Common Stock offered hereby will incur an immediate and substantial dilution of approximately 74% of their investment in the Common Stock because the net tangible book value of the Company's Common Stock after this Offering will be approximately $1.49 per share as compared with the initial public offering price of $5.65 per share of Common Stock attributing no value to the Warrant. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses. See "Dilution."


    Broad Discretion in Application of Proceeds. The Company will have broad discretion regarding how and when the proceeds of this Offering allocated to working capital and general corporate purposes (approximately $1,753,000 or 20.8% of the net proceeds) will be applied and will use a portion of such proceeds to pay salaries, including salaries of its executive officers. See "Use of Proceeds."

    No Prior Market; No Assurance of Market Development; NASDR Investigation of Managing Underwriter. There has been no prior market for the Company's Common Stock or Warrants, and there can be no assurance that a public market for the Common Stock or Warrants will develop or be sustained after the Offering. Although the Company has applied for quotation of the Common Stock and Warrants on the Nasdaq SmallCap Market ("Nasdaq"), there can be no assurance that an active trading market in the Common Stock or Warrants will develop or be maintained. In order to continue to be quoted on Nasdaq


                                       8



after the Offering, the Company must satisfy certain maintenance criteria, including an additional obligation imposed by Nasdaq to have five market makers for the Common Stock and Warrants. The failure to meet these maintenance criteria in the future may result in the Common Stock and Warrants becoming ineligible for quotation on Nasdaq and trading, if any, of the Common Stock or Warrants would thereafter be conducted on the OTC Bulletin Board. As a result of such ineligibility for quotation, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. See "Underwriting."

    NASD Regulation, Inc. ("NASDR") recently conducted an investigation of GKN Securities Corp. ("GKN"), the managing underwriter of this Offering. The NASDR staff informed GKN that a District Business Conduct Committee has authorized the filing of a complaint against GKN, members of GKN's senior management, supervisory personnel and current and former brokers. GKN expects that the complaint will allege that it violated the anti-fraud provisions of the Securities Exchange Act of 1934 ("Exchange Act") and the fair pricing provisions of the NASDR Conduct Rules by charging excessive markups in the sale of certain warrants it underwrote and for which it acted as a market maker. GKN understands that the NASDR staff will allege that the aggregate amount of such excessive markups was approximately $1.1 million. GKN anticipates that the complaint will seek monetary restitution from GKN to its customers and monetary and non-monetary sanctions and other relief against GKN and individuals. GKN has advised the Company that, while there can be no assurance, GKN does not believe that the pendency or resolution of this NASDR matter will affect its ability to complete the underwriting of this Offering or to act as a market maker for the Company's securities after the Offering.

    Penny Stock Regulations; Illiquid Securities. The regulations of the Securities and Exchange Commission ("Commission") promulgated under the Exchange Act require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


    Arbitrary Offering Price; Volatility of Stock Price. The public offering price of the Common Stock and Warrants and the exercise price of the Warrants were established by negotiation between the Company and the Underwriters and may not be indicative of prices that will prevail in the trading market. In the absence of an active trading market, purchasers of the Common Stock and Warrants may experience substantial difficulty in selling their securities. The trading prices of the Company's Common Stock and Warrants are expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, general conditions in the computer and publishing industries and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies and that are often unrelated to operating performance. See "Description of Securities" and "Underwriting."

    Common Stock Eligible for Future Sale; Registration Obligations. Sales of the Company's Common Stock in the public market after this Offering by existing stockholders and by holders of outstanding options and warrants could adversely affect the market price of the Common Stock. The Company has agreed to register, no later than 13 months after the effective date of this Offering, 1,871,998 shares of issued and outstanding Common Stock and approximately 13,600 shares of Common


                                       9





Stock issuable upon the conversion of outstanding principal of and accrued interest on certain long term convertible promissory notes. In connection with a consulting agreement with Young Management Group, Inc. ("Young Management"), a Company founded by Stanley A. Young, a director of the Company, the Company has agreed to use its best efforts to register 179,279 shares of issued and outstanding Common Stock as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. In addition, the Company has agreed to register warrants to purchase 678,310 shares of Common Stock and the 678,310 shares of Common Stock underlying these warrants no later than 12 months and one day after the date of this Prospectus. If the shares and warrants are not registered within 12 months and one day after the date of this Prospectus, then the Company shall use its best efforts to register these shares and warrants as part of any other registration of securities by the Company until November 30, 2002. The Company has also agreed to use its best efforts to register 47,807 shares of Common Stock issued pursuant to the exercise of a warrant, as well as the shares underlying warrants to purchase in the aggregate 269,608 shares of Common Stock as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. In addition, the Company has agreed to register the shares underlying warrants to purchase up to 21,966 shares of Common Stock issued to a placement agent in connection with a private placement completed in May 1996 no later than 13 months after the effective date of this Offering. See "Certain Transactions" and "Shares Eligible for Future Sale."

    Effect of Outstanding Options and Warrants. Immediately after the Offering, assuming full exercise of the Underwriters' over-allotment option, the Company will have outstanding warrants to purchase an aggregate of up to 3,039,884 shares of Common Stock. This amount includes 2,070,000 shares underlying the Warrants and 969,884 shares underlying warrants outstanding prior to this Offering with exercise prices between $1.507 per share and $4.125 per share. In addition, there will be outstanding stock options granted pursuant to the Company's Stock Option Plan to purchase an aggregate of approximately 429,650 shares of Common Stock at exercise prices ranging from $1.507 per share to $5.50 per share and the Underwriters' Purchase Option pursuant to which the Underwriters have the right to acquire up to 180,000 shares of Common Stock for $9.075 per share and 180,000 Warrants for $.2475 per Warrant. The exercise of any such outstanding Warrants, other warrants, stock options or the Underwriters' Purchase Option will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of Common Stock underlying such Warrants, other warrants, stock options and the Underwriters' Purchase Option may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such Warrants, other warrants, stock options and the Underwriters' Purchase Option. See "Management--Stock Option Plan," "Certain Transactions," "Description of Securities" and "Underwriting."


    Potential Adverse Effects of Issuance of Preferred Stock; Anti-takeover Provisions. The Company is authorized to issue up to 2,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No Preferred Stock is currently outstanding and the Company has no present plans for the issuance thereof. Issuance of such Preferred Stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company, or could result in the dilution of the voting power of the Common Stock purchased in this Offering. In addition, certain "anti- takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of the stockholders to effect a merger or business combination or to obtain control of the Company. See "Descriptions of Securities--Preferred Stock" and "--Delaware Law."

    Possible Influence of Directors and Officers. The Company's directors and executive officers and certain of their affiliates will beneficially own approximately 15.8% of the Company's outstanding shares of Common Stock upon completion of this Offering. Accordingly, these stockholders acting together


                                       10





will have the ability to influence corporate actions requiring stockholder approval, including the election of the Company's directors. See "Management," "Principal Stockholders" and "Description of Securities."


    No Dividends. The Company has never paid any cash dividends on its Common Stock. The Board of Directors anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock. See "Dividend Policy."

    Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to such Common Stock and only if such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants then reside. See "Underwriting."

    Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company with the prior written consent of the Underwriters at any time that they are exercisable at a redemption price of $.01 per Warrant on not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least 150% of the then-exercise price of the Warrants (initially $9.90) for the 20 consecutive trading days ending on the third trading day prior to the date of the notice of redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price which would be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."


                                       11




                                    DILUTION

    The difference between the initial public offering price per share of Common Stock (attributing no value to the Warrants) and the pro forma net tangible book value per share of Common Stock after this Offering constitutes the dilution per share of Common Stock to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. As of December 31, 1996, based on 2,913,319 shares of Common Stock outstanding pro forma at December 31, 1996, which includes 2,865,512 shares of Common Stock outstanding at December 31, 1996, and 47,807 shares of Common Stock issued in March 1997 upon the exercise of a warrant for 47,807 shares of the Company's Common Stock, the Company had a pro forma net tangible book value of $(877,429) or approximately $(.30) per share of Common Stock. After giving effect to the sale of the Securities offered hereby (less underwriting discounts and estimated expenses of this Offering) and the application of the net proceeds therefrom, the pro forma net tangible book value at that date would have been $7,023,319, or approximately $1.49 per share. This represents an immediate increase in net tangible book value of approximately $1.79 per share to existing stockholders and an immediate dilution of approximately $4.16 per share or approximately 74% to investors in this Offering.

    The following table illustrates the per share dilution without giving effect to operating results of the Company subsequent to December 31, 1996.

         Public offering price of the Common Stock                                   $ 5.65

          Net tangible book value before Offering                            $(.36)
          Increase attributable to pro forma adjustments before Offering       .06
                                                                               ---
           Pro forma net tangible book value before Offering                  (.30)
           Increase attributable to investors in this Offering               $1.79
                                                                             -----
        Pro forma net tangible book value after Offering                               1.49
                                                                                       ----
        Dilution to investors in this Offering                                       $ 4.16
                                                                                     ======

    The following table summarizes the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid, and the average price per share paid by existing stockholders and by investors pursuant to this Offering.



                                               SHARES PURCHASED     TOTAL CONSIDERATION    AVERAGE
                                               ----------------     -------------------     PRICE
                                              NUMBER    PERCENT      AMOUNT     PERCENT   PER SHARE
                                              ------    -------      ------     -------   ---------
Existing Stockholders                       2,913,319     61.8%   $ 6,616,714     39.4%     $2.27
Investors in this Offering                  1,800,000     38.2     10,170,000     60.6      $5.65
                                            ---------     ----     ----------     ----
  Total                                     4,713,319    100.0%   $16,786,714    100.0%
                                            =========    =====    ===========    =====

    The foregoing analysis assumes no exercise of outstanding options or warrants. In the event any such options or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per share of Common Stock to investors in this Offering may increase.

                                       12



                                 USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Securities offered hereby, after deducting underwriting discounts and commissions and estimated expenses payable by the Company in connection with this offering, are estimated to be approximately $8,449,000 ($9,791,440 if the Underwriters' over-allotment option is exercised in full). The Company intends to apply the net proceeds approximately as follows:


 APPLICATION OF PROCEEDS                                     AMOUNT      PERCENT
 -----------------------                                     ------      -------
Repayment of debt                                          $3,756,000      44.5%
Product development                                         1,430,000      16.9
Sales and marketing                                         1,170,000      13.8
Capital expenditures                                          340,000       4.0
Working capital and general corporate purposes              1,753,000      20.8
                                                            ---------      ----
  Total                                                    $8,449,000     100.0%
                                                           ==========     =====


    Approximately $3,756,000 of the net proceeds will be used to repay $3,585,000 of outstanding short term promissory notes, $21,000 of outstanding long term convertible promissory notes and approximately $150,000 of interest on such promissory notes accrued as of the date of this Offering, including repayment of principal and interest of approximately $52,000 owed to the Stanley
A. Young Family Limited Partnership, of which Stanley A. Young, a director of the Company, is a partner. See "Certain Transactions." The $3,585,000 of short term promissory notes bear interest at 12% per annum and are due and payable upon the closing of this Offering. As of the date of this Prospectus, the Company has outstanding long term convertible promissory notes in the principal amount of $62,248 which bear interest at 10% per annum. These long term convertible promissory notes plus accrued interest are to be repaid: (i) one third upon the completion of this Offering; (ii) one third on the first anniversary of the closing of this Offering; and (iii) one third on the second anniversary of the closing of this Offering, unless converted prior to such date. The net proceeds from these borrowings were used to fund product development and engineering, marketing activities and working capital. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."


    Approximately $1,430,000 of the net proceeds will be used to continue the development of the Company's server products to increase their performance and capabilities, and to develop a Windows NT-based server and a super server system to support networks comprised of Macintosh, Windows NT and UNIX-based workstations. Included in this amount are salaries for product development and engineering personnel aggregating approximately $1,000,000.

    Approximately $1,170,000 of the net proceeds will be used to develop a direct sales and marketing organization, including the establishment of regional sales offices in the United States, Europe and the Far East, and for promotional activities, trade shows and sales materials. Included in this amount are salaries for marketing and sales personnel aggregating approximately $750,000.

    Approximately  $340,000 of the net proceeds will be used for the purchase of
capital  equipment,   including  test  equipment,   sales  office  demonstration
equipment and personal computers.

    The balance of the net proceeds of this Offering will be used for working capital and general corporate purposes including, among other things, payment of expenses incurred or to be incurred by the Company in connection with its operations, costs associated with additional inventory, payment of general corporate expenses, including salaries of officers, and the payment of approximately $67,250 in accrued consulting fees payable to Young Management Group, Inc., a corporation of which Stanley A. Young, a director of the Company, is the majority stockholder. See "Certain Transactions." If the Underwriters exercise the Underwriters' over-allotment option in full, the Company will realize additional net proceeds of approximately $1,342,440, which will be added to the Company's working capital.


                                       13



    Based on its current operating plan, the Company anticipates that the proceeds of the Offering, together with existing resources and cash generated from operations will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months. There can be no assurance, however, that the Company's cash requirements during this period will not exceed its available resources or that these funds will be sufficient to meet the Company's longer term cash requirements for operations. In the event the Company's plans or assumptions change or prove to be inaccurate, or the proceeds of the Offering together with cash generated from future revenues, if any, prove to be insufficient to fund operations (due to unanticipated expenses, problems or other factors), the Company may find it necessary and/or advisable to reallocate some of the proceeds within the above-described categories and therefore management will have significant discretion regarding how and when such proceeds will be applied.

    Proceeds not immediately required for the purposes described above will be invested in United States government securities, short term certificates of deposit, money market funds or other investment grade short term interest-bearing investments.


                                       14



                                 CAPITALIZATION

    The following table sets forth the short term debt and capitalization of the
Company: (i) at December 31, 1996; (ii) pro forma to reflect certain significant transactions occurring subsequent to December 31, 1996; and (iii) pro forma as adjusted to reflect the issuance and sale of the Securities offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


                                                                            AS OF DECEMBER 31, 1996
                                                                  ---------------------------------------------
                                                                                                    PRO FORMA
                                                                  ACTUAL     PRO FORMA(1)(2)     AS ADJUSTED(3)
                                                                  ------     ---------------     --------------

Short term debt:
  Short term advance                                           $   575,000      $  --              $   --
                                                                 ---------        ---------         ----------
  Short term promissory notes                                    1,051,248        3,036,748            --
                                                                 ---------        ---------         ----------
  Current portion of obligations under capital leases               19,013           19,013             19,013
                                                                    ------           ------             ------
Long term debt:
  Long term promissory notes                                        62,248          462,248            441,498
                                                                    ------          -------            -------
  Obligations under capital leases, less current portion            27,530           27,530             27,530
                                                                    ------           ------             ------
Stockholders' equity:
  Preferred Stock, par value $.01 per share; 2,000,000 shares
   authorized, no shares issued and outstanding                    --               --                 --
  Common Stock, par value $.01 per share; 30,000,000 shares
   authorized; 2,865,512 shares issued and outstanding, actual;
   2,913,319 shares issued and outstanding, pro forma; 4,713,319
   shares issued and outstanding, pro forma as adjusted             28,655           29,133             47,133
  Additional paid-in capital                                     6,177,194        6,587,581         14,928,710
  Accumulated deficit                                           (7,059,213)      (7,059,213)        (7,952,524)
                                                                ----------       ----------         ----------
     Total stockholders' equity (deficit)                         (853,364)        (442,499)         7,023,319
                                                                  --------         --------          ---------
        Total capitalization                                   $   881,675      $ 3,103,040        $ 7,511,360
                                                               ===========      ===========        ===========


--------

(1) Reflects the issuance in February 1997 of units consisting of short term promissory notes with an aggregate face value of $2,375,000 and warrants to purchase 605,625 shares of Common Stock in a private placement and the repayment of a short-term advance of $575,000. Reflects the exercise in March 1997 of a warrant to purchase 47,807 shares of Common Stock at $1.507 per share.


(2) Reflects the issuance in April and May of 1997 of long-term promissory notes in the aggregate principal amount of $400,000.

(3) Reflects the receipt of approximately $8,449,000 in net proceeds from the sale of the Securities offered hereby and the application thereof to the repayment of approximately $3,606,000 of short term promissory notes and long term convertible promissory notes and related accrued interest of $20,875 as of December 31, 1996, and amoritization of debt discount of $548,252 and a charge of $345,059 for deferred financing costs.


                              DIVIDEND POLICY

    The Company has never declared or paid any cash dividends on its Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors.


                                       15



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

    The discussion and analysis below should be read in conjunction with the Financial Statements of the Company and the Notes to Financial Statements included elsewhere in this Prospectus.

INTRODUCTION

    The Company was incorporated in 1990 to develop and distribute fiber optic printed circuit boards in the publishing and printing markets. The fiber optic products had limited success and in fiscal 1994 the Company began phasing out the fiber optic operations and began the transition into a systems integration and engineering consulting business. In 1995 the Company made a further strategic shift in its business operation into the server market. In connection therewith, the Company acquired the rights to server technology developed by Radius. Since October 1995, the Company has been operating as a development stage company and has been engaged principally in research and development, recruitment of personnel and financing activities. The Company has engaged in limited marketing activities and did not commence shipments of its initial products, which are high-end Macintosh-based super servers, until February 1997. To date the Company has shipped four systems and anticipates recognizing revenue from its initial shipments in April 1997.

    For the periods October 1, 1995 to December 31, 1996, the Company incurred a cumulative net loss of approximately $4,680,000. Since December 31, 1996, the Company has continued to incur losses and anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front capital expenditures and operating costs associated with developing and commercializing its products. From October 1, 1995 through December 31, 1996, the Company expended approximately $2,915,000 on research and development.

    The initial target market for the Company's super server is the electronic publishing industry, both for the creation and preparation of printed material (prepress) and for electronic publishing via the Internet/Intranet. The Company believes that its products are also well-suited for additional markets such as medical imaging and GIS. Each of these markets requires the rapid and efficient movement of large image and data files over networks. The Company plans to introduce during 1997 a Windows NT-based server targeted to meet the growing demand for high performance Windows NT-based Internet/Intranet WEB servers. Additionally, the Company plans to introduce during 1997 a super server system designed to support a multi-platform network comprised of Macintosh, Windows NT and UNIX-based workstations.

PLAN OF OPERATION

    The Company requires the proceeds of this Offering to continue development efforts on product enhancements and new products, to commence full scale marketing of its products, including opening sales offices in the United States, Europe and the Far East, and to fund inventory purchases and accounts receivable, as well as other working capital expenditures. The Company expects that these efforts will require significant up-front expenditures which will result in losses for the foreseeable future. The Company anticipates that it will require approximately $3,756,000 of the proceeds of this Offering for the repayment of outstanding debt, approximately $1,170,000 to establish a marketing and sales organization and to promote the Company's products, approximately $1,430,000 for product development efforts, and approximately $1,753,000 for working capital and general corporate purposes. During the next 12 months, the Company estimates that it will expend approximately $340,000 for capital equipment, including hardware and software purchases. See "Use of Proceeds." The Company's management believes that the net proceeds of this Offering, together with existing resources and cash generated from operations, will be sufficient to fund the Company's operations for the next 12 months. The Company may, however, attempt to supplement its cash position through bank financing for working capital and lines of credit for capital equipment leasing.

    The Company currently has 46 full-time employees and 12 independent contractors and plans to hire an additional 50 full-time employees in various capacities during the 12 months following the consummation of this Offering. Additional personnel may be required depending on the level of business


                                       16



activity. The Company expects, however, to continue its current practice of utilizing independent consultants on an as-needed basis rather than exclusively hiring additional full-time employees. See "Business--Employees."


    The Company has funded its operations since October 1995 principally from a combination of debt and equity financings totalling approximately $8,110,000. From October 1995 through April 1996, the Company issued convertible promissory notes in the aggregate principal amount of approximately $864,000. Approximately $802,000 of the principal balance of these notes plus accrued interest were converted into shares of Common Stock in November 1996 at a conversion price of $4.00 per share. In December 1996 and February 1997, the Company raised gross proceeds of $3,585,000 in a private placement of promissory notes and common stock purchase warrants. The promissory notes bear interest at 12% per annum and are to be repaid from the proceeds of this Offering. In addition, from September 1995 through August 1996, the Company issued 1,653,623 shares of its Common Stock for approximately $3,372,000 in gross proceeds. In each of April 1997 and May 1997 the Company issued to Venture Management Consultants, LLC, of which Fred Chanowski, a director of the Company, is a 20% member, a promisory note in the principal amount of $200,000 in consideration for $200,000. The promisory notes both bear interest at 18% per annum with interest and principal payable at maturity on May 31, 1998 and June 30, 1998, respectively.


    The Company is in the development stage, and as such, success of future operations is subject to a number of risks described elsewhere in this Prospectus. As a result of the Company's recurring losses, the Company's auditors have expressed substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the anticipated net proceeds from this Offering or obtaining financing by alternative means. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NEW ACCOUNTING STANDARDS

    Effective July 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company has disclosed the pro forma net loss and per share amounts in the notes to the financial statements using the fair-value-based method beginning in the period ending December 31, 1996, with comparable disclosures for the year ended June 30, 1996.

    Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," issued by the Financial Accounting Standards Board ("FASB"), is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.


                                       17




                                    BUSINESS

GENERAL

    Augment Systems, Inc., a development stage company, designs, develops and sells high-end super server products designed to move large image and text files rapidly and efficiently over computer networks. The Company's initial target markets are the electronic publishing industry and the Internet/Intranet market. Shipments of the Company's initial products, high-end Macintosh(R)-based super servers, commenced in February 1997. To date the Company has shipped four systems and anticipates recognizing revenue from its initial shipments in April 1997. The Company plans to introduce in the fourth quarter of 1997 a Windows NT-based super server targeted to meet the growing demand for Windows NT-based high performance Internet/Intranet WEB servers and a super server system designed to support multi-platform networks comprised of Macintosh, Windows NT and UNIX-based workstations.

    Electronic publishing, whether involving the preparation of high quality color printed documents in print shops, service bureaus and internal corporate publishing departments or interactive documents on the Internet/Intranet, requires massive amounts of disk storage and the movement of large text and image files over networks. The Company's technology has been designed to support multi-platform environments and is specifically aimed at increasing the transfer speed of large image and data files over networks. The Company believes that its products are also well-suited for other markets that require rapid and efficient movement of large image and data files over networks, such as medical imaging and GIS.

    The Company's super server products perform the file management functions and high speed interconnects outside of the processor running the core operating system. This unique approach produces significant improvements in file transfer speeds and enables the server system to maintain compatibility with Apple and Microsoft operating systems while running different application software. The Company's servers have been designed to incorporate extensive scalable internal storage of up to 100 gigabytes ("GBs") with Redundant Array of Independent Disks ("RAID") complemented by 96 GBs of automatic tape back-up and archiving capabilities. In addition, the Company's server systems augment existing networks with a fibre channel arbitrated loop, estimated by the Company to be up to 20 times faster than conventional Ethernet networks. The Company believes that users of its server systems can retrieve files over their networks two to three times faster than from their hard drives. The Company also believes that the multi-platform design and scalable storage capacity of its super server systems will allow users to upgrade easily without expensive outlays for new operating systems and hardware.

INITIAL TARGET MARKETS

 ELECTRONIC PUBLISHING

    Electronic publishing, whether involving the preparation of high quality printed documents in print shops, service bureaus and internal corporate publishing departments or interactive documents on the World Wide Web, requires massive amounts of disk storage and the ability to transfer large amounts of data quickly. Consequently, the electronic publishing market is continually searching for solutions to improve network performance, central storage, and the management and movement of large image files. Powerful centralized file servers generally yield higher production efficiencies than networks that use distributed files.

    Color prepress is the publishing industry term for the graphic arts processes required to design and prepare press film or plates for high quality multi-color printing. Traditional color prepress operations involve large-format cameras, masks, color filters, and special films and manual cutting, placement and photo retouching performed by highly skilled technicians.

    The publishing industry is rapidly changing due to the availability of new technology ranging from fundamental changes in the printing process which enable low volume print runs and fast turn-around, to the explosive growth of electronic publishing driven by the Internet/Intranet and the World Wide


                                       18




Web. The process in today's color prepress industry is almost entirely digital and electronic, using color scanners, high-powered computer editing systems, digital image processing, and computer-controlled output directly to paper, film or a printing plate.

    Modern digital color prepress operations involve multiple users manipulating very large data files using specialized software running on powerful computing systems. General purpose desktop and server technology available on the open market cannot meet all of the user's needs. The Company's products specifically address the industry need for high-volume, production-line data handling and effective job process management. The Company's products, which combine high-performance interconnect technology and a scalable server, have been optimized for the production flow of large data files.

    The Company's initial products are Macintosh-based high-end servers targeted at the Macintosh user community. Apple currently dominates specialized markets such as high-end publishing, graphic design, prepress production, video editing, imaging and education. Users who have made significant investments in Apple equipment need to gain the benefits of a client server model while preserving file integrity, which is not currently provided by Apple. The Company believes that Apple's introduction of UNIX-based file servers has provided a significant market opportunity for the Company's Macintosh- based servers, which preserve file integrity and do not require proficiency in UNIX. The Company believes that its server products will provide solutions sought by the Macintosh user community by eliminating bottlenecks of large file transfer and by centralizing files and data. The Company believes that Macintosh-networked systems tend to use distributed files because of inadequate end-to-end throughput and the users' inability or reluctance to execute Macintosh applications using other operating systems. The Company also believes that its server provides a true Macintosh solution with a price-to-performance ratio equal to or better than UNIX-based super servers.

INTERNET/INTRANET

    The Internet evolved from a network developed in the 1970s by the U.S. Advanced Research Projects Agency. For many years use of the Internet was limited and, even when released from government control, it was initially slow to come into widespread use due to its obscure and difficult-to-use user interface that had evolved for the low bandwidth networks that were available to early designers. The growth in the use and popularity of the Internet started with the introduction of the World Wide Web. The WEB is a means of publishing documents on the Internet in a fashion that makes them interactive and provides a user interface needed for the network.

    The use of the WEB both for Internet and Intranet access is growing at phenomenal rates. The Company believes that this trend will continue into the foreseeable future with the WEB becoming the dominant means of distributing information both within companies and on wide area networks, including the Internet. At the same time that the number of users of this technology is exploding, the complexity of the information is increasing. The use of graphics, video, audio, and imaging information within WEB pages is pushing the requirements for bandwidth and disk storage for WEB servers to higher levels.

    There are currently three platforms for Internet WEB servers: UNIX, Windows NT and Macintosh. The current installed base is largely UNIX systems, but Windows NT is rapidly increasing in popularity.

    The Company's initial server will support the Macintosh WEB server software. The Company believes that its product will be popular as a WEB server in market segments in which Macintosh is popular. The Company believes that the great majority of WEB servers installed in the foreseeable future however, whether from Microsoft, Netscape or others, will most likely be Windows NT-based. The introduction of the Company's Window NT-based WEB server is intended to coincide with what the Company believes will be an extraordinary demand for very high performance, scalable systems to meet the requirements of the market. The Company believes that it will be well positioned with a unique solution that can cost-effectively meet the demands of that market.

TECHNOLOGY

    The Company's technology incorporates (i) end-to-end high-speed fiber connectivity, (ii) a superior disk storage subsystem, (iii) centralized input/output ("I/O") services for multiple processors and (iv) file management software in a server product tuned to transfer large files over a network. Independent


                                       19




plug-in processors are key elements in the Company's servers, making it possible to expand the capacity of each server to meet a wide range of needs. Support for different processor types and operating system environments allows users to choose among many application software packages. This modular hardware structure supports incremental expansion and component technology upgrades, largely by using standard products from major industry suppliers.

    The Company's super servers include a high speed file system that appears to the desktop applications as a local hard drive, but can provide shared access of up to 100 GBs of data (expandable to more than a terabyte) complemented by 96 GBs of automatic tape back-up and archiving capabilities, and speeds two to three times faster than a local hard drive. The Company's super servers move the file management function and the high speed interconnects outside of the processor running the core operating system. This unique approach produces significant improvements in file transfer speeds and enables the server system to maintain compatibility with Apple and Microsoft operating systems while running different application software.

    The Company's server includes a RAID controller driven by customized ASICs chips that provide both high performance and reliability. The I/O devices and disk storage can be partitioned among several plug-in processors, or alternatively, specific devices can be reserved for control by any single processor. Operating the disk array in RAID mode does not require any additional software support in the client computers; it is handled transparently by the file system control processor. Access to the server is provided by an operating system device driver in each desktop machine. The user's local area network is complemented with a one gigabit/second fibre channel arbitrated loop to provide data transfers between the server and the desktop systems at speeds that significantly exceed local disk transfer rates.

    Each server contains (i) an embedded I/O control processor, (ii) a hardware-assisted parallel disk array, (iii) two NuBus-90 backplanes for application and network processors and (iv) a power supply, in a deskside low-boy cabinet. The server supports up to 30 internal 3.5" disks in a parallel array, two serial ports and a separate SCSI connected to the Macintosh console. Each backplane supports up to six I/O control processors. The parallel disk array can operate as five independent SCSI interfaces or in parallel RAID 3 configurations.

    The Company's server systems include proprietary software and hardware developed by the Company, hardware and software components manufactured by third party vendors, proprietary software and hardware technology licensed from Radius and proprietary software technology licensed from Polybus.

    On September 27, 1995, the Company obtained a worldwide license from Radius to use certain of Radius' technology in its products. The license is exclusive except as to Radius, which has retained rights to its technology. Under the agreement with Radius, the royalties payable by the Company initially are the greater of $1,500 per unit or two percent of the purchase price per unit for the first 200 units, declining in increments based on the number of units sold to the greater of $750 per unit or one percent of the purchase price per unit after 1001 units are sold. Royalties will be paid until the cumulative total of royalties paid equals $10,000,000 at which time the Company will have a royalty-free license. If the Company fails to sell the minimum number of units required to be sold pursuant to the agreement for two consecutive calendar quarters, the technology may be licensed to other parties. In addition, the Company has granted to Radius an irrevocable, perpetual, non-exclusive, worldwide, royalty-free license to any modifications to the Radius technology made by the Company.

    The Company entered into a Development and License Agreement dated August 1, 1996 with Polybus pursuant to which the Company obtained an irrevocable, perpetual, worldwide, nonexclusive (except as to publishing for which the license is exclusive) license to a high speed file manager software package in consideration for royalty payments. The royalties payable by the Company pursuant to the Development and License Agreement are initially $800 per server and $400 per workstation, declining in increments based upon the number of systems sold to $50 per server and $25 per workstation until the first 100,000 systems are sold by the Company. No royalties are payable after the Company sells 100,000 systems. The initial term of the Development and License Agreement is 25 years and the agreement may be terminated sooner by Polybus only in the event of a payment default by the Company. Upon termination of the Development and License Agreement, Polybus may license the software to third parties in the publishing market.


                                       20





PRODUCTS

    The Company's initial products, the AFX 410 and AFX 210, provide optimized Macintosh client support via a fibre channel arbitrated loop. The fibre channel interconnect is expected to deliver up to 10-20 MBytes/sec per client workstation. This is two to three times the file transfer rate currently available from a user's local hard drive and 20 times faster than local Ethernet networks.

    The server's file management system is designed to accelerate and efficiently administer the movement of large image and text files over a network. The server incorporates an extensive scalable internal storage system (up to 100 GBs RAID sub-system) supporting on-line data equivalent to 150 CDs. The base price of this Macintosh-based server is less than $80,000 and the Company expects the average configuration to sell for approximately $130,000.

    The server's architecture has multi-platform capabilities so as to not become obsolete as new CPUs, operating systems and other emerging technologies become popular. The initial focus on the Macintosh operating system and user interface will provide familiarity and ease of use for color prepress shops, while the server's independent plug in processor capability and parallel RAID technology overcome the performance weaknesses in the Macintosh desktop systems. In addition, the plug-in modular architecture of the system allows the user to expand or upgrade easily, avoiding early platform obsolescence.

    A third product, the AFX 410 NT, based on the architecture of the AFX 410 server, will be designed for the Internet/Intranet server market. The Company plans to introduce the AFX 410 NT during 1997. This system will include Windows NT running on multiple Pentium Pro processors. The Windows NT server is rapidly becoming the platform of choice for WEB servers. The Company believes that there will be two distinct advantages for using the Company's super server: it will manage the sharing of files across the cluster of NT systems and its architecture makes predictive WEB page caching possible.

PRODUCT FEATURES

    The Company designs its server products to provide the following features:

               FEATURE                                            BENEFIT
               -------                                            -------
TrueWindows  NT  and   Macintosh   Super       100% compatibility   with   Apple    and
  Server-- The Company's server will use         Microsoft, insuring compatibility with
  Windows  NT or  Macintosh  O/S  as the         the  vast  array of  commercial  third
  user visible operating environment.            party   applications   available   for
                                                 Macintosh O/S and Windows NT.


Server   to   Workstation  Solution--The       Performance bottlenecks are addressed by
  Company delivers end to end throughput         a single  vendor,  and  users  are not
  to  the  user   desktop   for  maximum         required   to   integrate   their  own
  performance.                                   systems.

HighSpeed--The       Company's    unique       Reduces idle time  waiting for downloads
  architecture   and  high   speed  file         and  improves  productivity.  Even the
  system  allow its  servers  to deliver         largest  of  files  is   available  in
  files  to the  desktop  up to 20 times         seconds.   Large   files  can  now  be
  faster than today's local networks and         centralized       without       losing
  two to three  times  faster  than from         performance.
  local hard drive.


Scalability--Up to  100  GBs  of storage        Users  may   upgrade  their  systems  as
  capacity  in a  single  box,  and  the          required  with minimal  disruption  to
  ability   to    cascade    boxes   for          operations.
  additional  capacity.  Both processors
  and  disks  may be added  as  required
  without major system reconfigurations.


Integral Tape Backup System--The servers        Easy and  quick  backup   and    archive
  include an integral tape backup system          capabilities  of all or any portion of
  (hardware   and   software)  for  file          the central  file  system.  No special
  backup and archiving.                           setup or  integration  required on the
                                                  part of the user.

SALES AND MARKETING

    The Company plans to advertise its products in trade publications, to participate in trade shows and conferences, to conduct direct mail campaigns and to publish and disseminate product literature. The initial focus of these activities will be the color prepress and Internet/Intranet markets. The Company's


                                       21




marketing department will be responsible for product planning, product positioning, pricing, customer training and overall promotion of the Company's products through industry press coverage, advertising exposure and participation in industry trade shows.

    The Company plans to employ a direct sales force that focuses on product sales to end users in North America. The Company plans to establish four regional sales offices in the United States. Because the success of the Company's direct sales efforts will be dependent in part upon a sophisticated analysis of a customer's networking requirements, the Company will complement its direct sales force in North America with system engineers who have expertise in hardware, software and networking solutions. In the future, as the Company expands its marketing efforts in the publishing and Internet/Intranet markets, the Company may utilize a multi-tiered distribution strategy including distributors and VARs, system integrators and OEMs. The Company also plans to sell its products to OEMs in both the medical imaging and GIS markets.

    The Company plans to establish sales offices in Japan and in Europe and will primarily focus its sales efforts in these areas on distributors, VARs and third party integrators who can effectively evaluate and support a customer's networking requirements.

    The Company also plans to develop relationships with independent vendors who will encourage their customers to purchase the Company's server systems in conjunction with their products on the basis that overall systems performance will be enhanced. This sales method will be especially beneficial to software vendors promoting workflow management and database management who can leverage the performance of the Company's server products as a complement to improving overall workflow of information.

CUSTOMER SERVICE AND SUPPORT

    The Company's corporate philosophy is based on a commitment to customer satisfaction and product quality. The Company does not plan to recognize revenues on system sales to end users until system performance has been accepted by the customer based on measurement against pre-defined published specifications.

    The Company plans to provide customer training, installation and integration support, and maintain systems sold directly to end users in North America through an internal systems integration organization. Unlike other server companies in the industry, the Company's customer support and systems integration organization will support various equipment and software in the customer sites and provide consulting and integration services on a wide spectrum of equipment. The Company is currently building its direct support organization and will complement its direct service and support organization with nationwide and European third party service organizations as the business expands.

    Users that purchase the Company's products through indirect channels will be serviced by the Company's direct support organization as well as by distributors, VARs or OEMs. The Company plans to provide direct access to the Company's service and support organization through a toll-free telephone hotline. The Company plans to staff its technical support center 24 hours a day, 365 days a year, with highly trained and experienced technical support engineers.

    The Company plans to warrant all of its server products against defects in material and workmanship for 90 days. During the warranty period, the Company will repair or replace, within two days, any server component(s) which the Company identifies as containing defects which do not prevent the continued use of the server. For defects that do prevent the continued use of the server, the Company will attempt to repair or replace the identified defective component within 24 hours. The Company plans to offer service and maintenance contracts to its customers.

MANUFACTURING AND SUPPLIERS

    The Company's manufacturing operations, located in Westford, Massachusetts, consist of product assurance, quality control of materials, components and subassemblies, final assembly and system test. The Company relies on numerous high-quality ISO 9002 class vendors located in New England for the manufacture of mechanical subsystems and printed circuit boards. This strategy minimizes capital investment and overhead expenditures and provides the Company with the ability to increase production to meet market demand. As volumes increase, consideration will be given to outsourcing with low cost vendors in the midwest and Pacific Rim countries.


                                       22




    Although the Company generally uses standard parts and components for its products, a number of key components used in the Company's current products are currently available or purchased from single source suppliers. These components include disk drives, microprocessors and ASICs. The Company currently depends upon Toshiba as its sole source supplier of customized ASICs. The Company has no contract with Toshiba requiring Toshiba to supply the Company with ASICs. As a precaution, the Company carries extra inventory of some of its single source components, including the Toshiba ASICs, to provide additional time to develop an alternate source or redesign the component, if necessary. The lack of sufficient quantities of single source components, or the inability to develop alternative sources for these items, could result in delays or reductions in product shipments which would have a material adverse affect on the Company's results of operations. The Company intends to design its future products to minimize the need to rely on single source suppliers for key components.

RESEARCH AND DEVELOPMENT

    The market for the Company's products is characterized by extensive research and development and rapid technological advances in both hardware and software development, resulting in frequent introductions of new products. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company believes that the speed of technological advancement in its industry requires a significant investment in research and development in order to maintain its competitive position. The Company will continue to invest substantially in product development as it believes that its future success will depend upon its ability to develop, manufacture and market new products and enhancements to existing products on a cost-effective and timely basis. In the fiscal year ended June 30, 1996 and the six months ended December 31, 1996, the Company expended approximately $1,388,000 and $1,526,000, respectively for research and development expenses.

COMPETITION

    The Company faces substantial competition from the manufacturers of several different types of products used as file servers. The Company expects competition to intensify as more companies enter the market and compete for market share. In addition, companies currently in the server market will continue to change product offerings in order to capture further market share. Many of these companies have substantially greater financial resources, research and development staffs, manufacturing, marketing and distribution facilities than the Company. The Company believes that an important competitive factor in its market is network server performance measured in terms of overall system throughput and expressed as a function of megabytes per second of data to client desktop computers. However, equally important are other factors, including product reliability, availability, scalability, upgradability, price, overall cost of ownership and technical service and support. The Company's ability to compete will depend, among other factors, upon its ability to anticipate industry trends, invest in product research and development, and effectively manage the introduction of new products into targeted markets.

    The Company believes that there are no servers available today that provide high-performance, high-capacity file service and a Macintosh-compatible application environment. The Apple Workgroup Servers are aimed at a lower market tier, with lower performance and limited expansion capability. Apple's "shiner" series of servers provide higher performance than its workgroup servers, however, the operating system used is UNIX based and requires specialized training to operate.

    Other servers in the prepress and video market fall into one of three categories: (i) proprietary operating software systems, (ii) high-end personal computer architecture systems or (iii) larger UNIX-based systems. "Server" products offered by the traditional color prepress suppliers are most often dedicated I/O device servers, rather than general purpose servers. For example, the Scitex Whisper series of servers are an integral part of the proprietary
Scitex environment, with few and limited external client services. The Company believes that its servers compare well on a price and features basis, and outperform the proprietary operating software systems by a significant amount in end to end throughput. More importantly, in the color prepress market, the Company believes that its server is the only true Macintosh solution.


                                       23




    Specialized super servers provide some fault tolerance features and "hot-swap" disk capability, along with some multiprocessor support. These features lead to premium entry prices and high-priced expansion options. While the systems are well suited to the typical NetWare environment (many users needing occasional access to medium or small files), they are not optimized for handling very large files and high-bandwidth networks. The Company's servers have the distinct advantage of being able to handle very large files on high bandwidth networks. The Company's current servers are also Macintosh-based, provide superior input and output performance and allow a user to upgrade its server without incurring significant expense for new operating systems or hardware.

    There is also a wide variety of mid-range and high-end servers provided by SGI, Sun and Apple which use Unix-based operating systems. The Company believes that its servers compete directly on entry price, price to performance and scalability, while offering the preferred Macintosh or Windows NT (expected in 1997) environments and ease of use.

EMPLOYEES

    As of April 30, 1997, the Company employed 46 full-time employees. Approximately 20 of these employees are involved in research and development, 12 in sales and service, 2 in marketing, 8 in manufacturing and 4 in finance and general administration. In addition, the Company has retained 12 independent contractors on a consulting basis who support engineering and marketing functions. To date, the Company believes it has been successful in attracting and retaining skilled and motivated individuals. Competition for qualified management and technical employees is intense in the computer industry. The Company's success will depend in large part upon its ability to continue to attract and retain qualified employees. The Company has never experienced a work stoppage and its employees are not covered by a collectively bargaining agreement. The Company believes that it has good relations with its employees.


FACILITIES

    The  Company  has  a   three-year   lease   expiring  in  October  1998  for
approximately 19,400 square feet of space in Westford, Massachusetts, which currently accommodates the Company's headquarters, development, production, administrative, and financial functions. The monthly rent is $16,750. The Company intends to lease an additional 9,000 square feet in the same facility. The Company also has a lease expiring in August 2000 for a second facility consisting of approximately 2,000 square feet of office space in San Diego, California for a monthly base rent of approximately $2,300. The facility is currently used for engineering support for development of Internet/Intranet technology and products. The Company believes that its facilities are adequate to meet its current business requirements and that suitable facilities for expansion will be available, if necessary, to accommodate further physical expansion of corporate operations and for additional sales and support offices, at comparable rates.

LEGAL PROCEEDINGS


    In November 1996 a lawsuit was filed against the Company in Suffolk Superior Court (Massachusetts) by an executive recruitment agency alleging a breach of contract and seeking damages in the amount of $50,000. In connection with the lawsuit, one of the Company's bank accounts has been attached in the amount of $50,000 pending the resolution of this matter.



                                       24




                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

 NAME                                               AGE                POSITION
 ----                                               ---                --------
Lorrin G. Gale                                       55   President, Chief Executive Officer
                                                            and Chairman of the Board
Duane A. Mayo                                        45   Chief Financial Officer, Treasurer,
                                                            Secretary and Director
Fred L. Chanowski                                    46   Director
Chappell Cory III                                    52   Director
Gregory M. Millar                                    40   Director
Stanley A. Young                                     69   Director

    LORRIN G. GALE co-founded the Company in May 1990. He has served as Chief Executive Officer and Chairman of the Board since its inception and as President since July 1994. In August 1981, he co-founded Massachusetts Computer Corp., serving as Vice President of Engineering from August 1981 through June 1986 and as General Manager for end-user business from July 1986 through December 1987. From January 1988 through May 1990, Mr. Gale was a private investor.

    DUANE A. MAYO has served as Vice  President  of Finance  and  Administration since March 1995 and as a director, Chief Financial Officer, Secretary and Treasurer since May 1995. From April 1993 through February 1995, he served as Chief Financial Officer for Xerographic Laser Images Corporation, a publicly-held company involved in development of resolution enhancement technology. From April 1988 to April 1993, Mr. Mayo was Corporate Controller for Howtek, Inc., a publicly-held company and supplier of desktop scanners for the color prepress marketplace.

    FRED L. CHANOWSKI has served as a director of the Company since June 1996. Mr. Chanowski is a Managing Member of Alpha Ventures LLC, a venture capital fund he founded in 1996, and a partner in Venture Management Consultants, LLC, a management consulting firm he founded in January 1997. From December 1988 through June 1996, Mr. Chanowski was a telecommunications and information technology consultant. Mr. Chanowski was the President, Chief Executive Officer and owner of Telecommunications Management Corp., a management consulting firm specializing in the areas of telecommunications and information management technology, from November 1975 until its sale to Computer Task Group in December 1988.

    CHAPPELL CORY III co-founded the Company in May 1990 and has served as a director since its inception and served as President until July 1994. Since July 1994, Mr. Cory has been the General Manager, CDA Division, of Analogic Corporation, a publicly-held company and supplier of precision data acquisition, conversion and signal processing equipment.

    GREGORY M. MILLAR has served as a director of the Company since October 1995. Since January 1989, Mr. Millar has been Vice President of Engineering and Chief Technology Officer of Radius, Inc., a publicly-held company that manufactures Macintosh controller cards and accessories.

    STANLEY A. YOUNG has served as a director of the Company since June 1995. Mr. Young has been a consultant and venture capital investor for the past five years and has been a principal of Young Management Group, Inc., a management consulting firm, since its inception in March 1994. Mr. Young serves as a director on the boards of the following publicly-held companies: Jetform Corporation, Andyne Computer, Inc. and Cable-SAT Systems, Inc.


                                       25



KEY EMPLOYEES

    ROBERT S. ALFORD has served as Vice President of Engineering since July 1995. From January 1990 through June 1995, Mr. Alford was Vice President of AGE Logic Inc., a supplier of X Server software for personal computers, X Terminals, and embedded applications.

    LAWRENCE  D.  BEAUPRE has served as Vice  President  of  Manufacturing  on a part-time basis from March 1995 to July 1996 and on a full-time basis since August 1996. He co-founded QuadTech, Inc., a manufacturer of precision measurement and calibration instruments in March 1991, serving as its Vice President of Operations and Chief Operating Officer from April 1991 through June 1995 and as a consultant from July 1995 to August 1996.

COMMITTEES

    The Board of Directors has an audit committee comprised of Chappell Cory III, Gregory Millar and Stanley Young and a compensation committee comprised of Chappell Cory III, Gregory Millar, Stanley Young and Fred Chanowski. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Compensation Committee makes all compensation decisions regarding the compensation of executive officers and administers the Stock Option Plan.

TERM OF OFFICE

    All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified. The executive officers are appointed annually by, and serve at the discretion of, the Board of Directors.

DIRECTOR COMPENSATION

    The Company's directors do not receive compensation for serving on the Board of Directors, however, the Company reimburses directors for travel expenses incurred to attend Board meetings.

EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal year ended June 30, 1996, the annual compensation, including salary, bonuses and certain other compensation, paid by the Company to its Chief Executive Officer. None of the Company's executive officers received cash compensation in excess of $100,000 in the fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------
                                       ANNUAL COMPENSATION   LONG-TERM COMPENSATION
------------------------------------------------------------------------------------
    NAME AND PRINCIPAL POSITION         YEAR      SALARY     RESTRICTED STOCK AWARD
------------------------------------------------------------------------------------

 Lorrin G. Gale                       1996     $55,862           $3,173(1)
  Chairman, President and Chief       1995           0           $1,877(2)
  Executive Officer                   1994           0                0



----------
(1) In July 1995, the Company issued 151,735 shares of restricted Common Stock valued at $.021 per share to Mr. Gale in consideration for services rendered.

(2) In June 1995, as part of a recapitalization, the Company issued to Mr. Gale 89,747 shares of restricted Common Stock valued at $.021 per share in lieu of payment of accrued compensation of $454,843 for the period commencing June 1992 through March 1995 and in lieu of repayment of $55,000 of loans payable to Mr. Gale, as well as in exchange for all shares of preferred stock and common stock then held by Mr. Gale. See "Certain Transactions."


                                       26




EMPLOYMENT CONTRACTS

    Effective as of January 1, 1997, the Company entered into a two-year employment agreement with Mr. Gale. Pursuant to such contract, Mr. Gale will be paid a base salary of $125,000 and has been granted incentive stock options to purchase up to 75,000 shares of Common Stock. Options to purchase 15,000 shares of Common Stock vested upon the execution of the agreement and options to purchase 30,000 shares of Common Stock vest on each of the first and second anniversaries of the agreement. All options have an exercise price of $4.00 per share. Pursuant to his employment agreement, Mr. Gale agrees not to compete with the Company during the term of his employment and for one year thereafter.

STOCK OPTION PLAN

    In July 1995, the Company adopted its 1995 Stock Option Plan (the "Stock Option Plan") under which the Company may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and stock options not intended to qualify as incentive stock options. Stock options may be granted under the Stock Option Plan to employees, officers, directors, consultants and advisors of the Company. Options granted to non-employee directors and consultants must be non-qualified stock options only.

    The Stock Option Plan is administered by the Compensation Committee of the Board of Directors or successor committee. Subject to the provisions of the Stock Option Plan, the Compensation Committee (or the Board of Directors) has the authority to determine (i) to whom options will be granted, (ii) the time when options may be granted, (iii) the number of shares to be covered by each option, (iv) when the option becomes exercisable, (v) the exercise price of the option (which price, in the case of incentive stock options, shall not be less than the fair market value of the Common Stock on the date of the grant, or in the case of incentive stock options granted to employees who own, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common Stock on the date of grant) and (vi) any restrictions on sale and repurchase rights which shall be placed on shares purchased upon exercise of an option.

    Incentive stock options may not be granted at a price less than the fair market value of the shares at the grant date (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock) while the nonqualified options may be granted at a price determined by the Board of Directors except that, pursuant to the Company's agreement with the Underwriters, no options will be granted at a price less than 85% of the fair market value of the shares at the date of the grant. All grants as of June 30, 1996 were at fair market value or greater. The options generally vest 10% after 30 days from the date of grant and the balance ratably over a period of four years. Incentive stock options granted under the plan expire not more than 10 years from the date of grant and not more than five years in the case of incentive stock options granted to an employee or officer holding 10% or more of the voting stock of the Company. All options not exercised at the end of the vesting period automatically expire. The aggregate number of shares which may be granted under this plan may not exceed 600,000 shares.

    Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash and Common Stock or by any method approved by the Board of Directors consistent with the purposes of the Stock Option Plan and applicable rules and regulations, without limitation, Section 422 of the Code and Rule 16b-3 under the Exchange Act. Options are not assignable or transferable except by will or the laws of descent and distributions.

    As of the date of this Prospectus, 42 employees held options to purchase 429,650 shares of Common Stock under the Stock Option Plan.

STOCK OPTION GRANTS

    No stock options were granted to Lorrin G. Gale during the fiscal year ended June 30, 1996, and at June 30, 1996, Mr. Gale did not own any stock options. As of January 1, 1997, Mr. Gale was granted options to purchase 75,000 shares of Common Stock. See "Management--Employment Contracts."


                                       27




                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of the date of this Prospectus for (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all directors and officers as a group. Unless otherwise indicated, the address for directors, executive officers and 5% stockholders is 2 Robbins Road, Westford, Massachusetts 01886.

                                                                                     PERCENTAGE
                                                                                     ----------
                                                          NUMBER OF SHARES        BEFORE     AFTER
DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS:       BENEFICIALLY OWNED(1)   OFFERING   OFFERING
--------------------------------------------------       ---------------------   --------   --------
Lorrin G. Gale                                               261,206(2)             8.9%       5.5%
Duane A. Mayo                                                105,176                3.6%       2.2%
Fred L. Chanowski                                            162,398(3)             5.5%       3.4%
Chappell Cory III                                             39,100                1.3%         *
Gregory M. Millar                                             11,952                  *          *
Stanley A. Young                                             180,362(4)             6.1%       3.8%
Hamburger Bank                                               657,354(5)            22.6%      13.9%
  Alstertor 9
  Hamburg 20095
  Germany
M.M. Warburg & Co.                                           346,605(6)            11.9%       7.4%
  Ferdinandstrasse 75
  Hamburg 20095
  Germany
All directors and executive officers as a group
  (6 persons)(2)(3)(4)                                       760,194               25.3%      15.8%

----------
 *  Less than 1%

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 15,000 shares of Common Stock issuable upon exercise of incentive stock options.

(3) Includes 29,880 shares of Common Stock issuable upon exercise of warrants. Also includes 77,540 shares of Common Stock and 11,952 shares of Common Stock issuable upon exercise of warrants owned by Alpha Ventures LLC of which Mr. Chanowski is a founder and Managing Member.

(4) Includes (i) 56,915 shares of Common Stock and 23,904 shares of Common Stock issuable upon exercise of warrants held by the Stanley A. Young Irrevocable Trust; (ii) 47,456 shares of Common Stock and 12,750 shares of Common Stock issuable upon exercise of warrants held by the Stanley A. Young Family Limited Partnership; and (iii) 9,107 shares of Common Stock held by Mr. Young's wife, as to which Mr.
     Young disclaims beneficial ownership.

(5) In June 1996 and July 1996, Hamburger Bank purchased 334,653 shares of Common Stock and 322,701 shares of Common Stock, respectively, for $2.093 per share in a private placement. The Company has been advised that Hamburger Bank has no affiliation with M.M. Warburg & Co. nor does it have any relationship with any officers or directors of the Company.

(6) In June 1996 and July 1996, M.M. Warburg & Co. purchased 215,134 shares of Common Stock and 131,471 shares of Common Stock, respectively, for $2.093 per share in a private placement. The Company has been advised that M.M. Warburg & Co. has no affiliation with Hamburger Bank nor does it have any relationship with any officers or directors of the Company.


                                       28




                              CERTAIN TRANSACTIONS


    In June 1995, as part of a recapitalization, the Company issued 89,747 shares of Common Stock valued at $.021 per share to Lorrin Gale in lieu of payment of $454,843 of accrued compensation and $55,000 of loans payable, and in exchange for 15,787 shares of preferred stock and 11,840 shares of common stock held by Mr. Gale. Also as part of this recapitalization, the Company issued 39,100 shares of Common Stock valued at $.021 per share to Chappell Cory in lieu of payment of $214,231 of accrued compensation and $7,255 of loans payable.


    In July 1995, the Company issued 151,735 shares of Common Stock valued at $.021 per share to Mr. Gale and 105,176 shares of Common Stock valued at $.021 per share to Duane Mayo for services rendered.


    In July 1995, the Company entered into a consulting agreement with Young Management Group, Inc. ("Young Management"), a company founded by Stanley A. Young, who subsequently became a director of the Company in September 1995. In consideration for consulting services, the Company agreed to pay consulting fees of $7,000 per month, plus out-of-pocket expenses, of which $3,000 per month is being deferred until completion of an initial public offering, and sold 179,279 shares of Common Stock at a price of $.021 per share to Young Management. Consulting fees expensed in connection with this agreement during the fiscal year ended June 30, 1996 were approximately $85,000, of which $56,000 was accrued and unpaid at June 30, 1996. Consulting fees expensed in connection with this agreement during the six months ended December 31, 1996 were $42,000 and an aggregate of $67,250 was accrued and unpaid at December 31, 1996. In August 1996, Young Management transferred all of its shares of Common Stock to certain affiliates of Young Management, including the Stanley A. Young Irrevocable Trust and the Stanley A. Young Family Limited Partnership.


    In May 1996, the Stanley A. Young  Irrevocable Trust was issued a promissory note in the principal amount of $100,000 (which was subsequently repaid) and warrants to purchase 23,904 shares of Common Stock with an exercise price of $1.507 per share in connection with a private placement, and in February 1997, the Stanley A. Young Family Limited Partnership was issued in a private placement, promissory notes in the aggregate principal amount of $50,000 and warrants to purchase 12,750 shares of Common Stock at an exercise price equal to either (i) $1.333 per share or, (ii) if the Company consummates an initial public offering by a certain date, either one-half or three-fourths of the offering price of a share of the Common Stock in the initial public offering. In November 1995, Stanley A. Young Irrevocable Trust and Mr. Young's wife each purchased 3,787 shares of Common Stock at a price of $1.507 per share and were each issued a convertible promissory note in the amount of $19,297.50 in a private placement. In November 1996, Stanley A. Young Irrevocable Trust converted the principal balance and accrued interest on its note into 5,320 shares of Common Stock and Mr. Young's wife converted the principal balance and accrued interest on her note into 5,320 shares of Common Stock.

    In May 1996, the Company issued to Fred L. Chanowski, in consideration for consulting services rendered, a warrant to purchase up to 23,904 shares of Common Stock at an exercise price of $1.507 per share. Also in May 1996, the Company issued to Mr. Chanowski, in consideration for a $25,000 loan, a promissory note in the principal amount of $25,000 plus a warrant to purchase up to 5,976 shares of Common Stock at $1.507 per share.


    In October 1996, the Company issued to Mr. Chanowski 19,123 shares of Common Stock in consideration for consulting services rendered. Mr. Chanowski also purchased 23,904 shares of Common Stock for $50,000 in October 1996 in a private placement. Mr. Chanowski paid the $50,000 purchase price by converting the $25,000 promissory note issued to him in May 1996 and by investing an additional $25,000 in cash. Mr. Chanowski is a 6.675% member in Alpha Ventures LLC which holds 77,540 shares of the Company's Common Stock and warrants to purchase 11,952 shares of Common Stock. In April 1997, the Company issued to Venture Management Consultants, LLC ("Venture Management"), of which Mr. Chanowski is a 20% member, a promissory note in the principal amount of $200,000 in consideration for $200,000. The promissory note bears interest at 18% per annum with interest and principal payable at maturity on May 31, 1998. In May 1997, the Company also issued to Venture Management a promissory note in the principal amount of $200,000 in consideration for $200,000. The promissory note bears interest at 18% per annum with interest and principal payable at maturity on June 30, 1998.


    The Company has adopted a policy by resolution of the Board of Directors whereby all future transactions between the Company and its officers, directors, principal stockholders or affiliates will be approved by a committee of the Board of Directors, a majority of the members of which shall be independent directors, or, if required by law, a majority of disinterested directors, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties.


                                       29



                            DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company is 32,000,000 shares, consisting of 30,000,000 shares of Common Stock, $.01 par value per share, and 2,000,000 shares of Preferred Stock, $.01 par value per share. As of the date of this Prospectus, there were 2,913,319 shares of Common Stock outstanding held by 96 shareholders. Upon the completion of this Offering there will be 4,713,319 shares of Common Stock outstanding. No shares of Preferred Stock are currently outstanding.

COMMON STOCK

    The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

    Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No Preferred Stock is currently outstanding and the Company has no present plans for the issuance thereof. The issuance of any Preferred Stock could affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock and make it less likely that holders of Common Stock would receive a premium for the sale of their shares of Common Stock. In particular, specific rights granted to future holders of Preferred Stock could restrict the Company's ability to merge with or sell its assets to a third party.

WARRANTS

    Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $6.60 per share, at any time during the period commencing one year from the date hereof and expiring on the fifth anniversary of the date of this Prospectus.

    Unless extended by the Company at its discretion, the Warrants will expire at 5:00 p.m., New York time, on the fifth anniversary of the date of this Prospectus. In the event a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder thereof will have no further rights with respect to the Warrants.

    The Company may, with the prior written consent of the Underwriters, redeem the outstanding Warrants, once they become exercisable, at a price of $.01 per Warrant on not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least 150% of the then current exercise price of the Warrants (initially $9.90) for the 20 consecutive trading days ending on the third day prior to the date on which such notice is given. The Warrants will be exercisable until the close of business on the date fixed for redemption. The Warrants will be issued in registered form under a warrant agreement by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent. Reference is made to said warrant agreement (which has been filed as an exhibit to the registration statement of which this Prospectus is a part) for a complete description of the terms and conditions of the Warrants contained therein (the description herein contained being qualified in its entirety by reference thereto).


                                       30



    The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment to protect against dilution in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company or other similar event. No assurance can be given that the market price of the Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

    No Warrant will be exercisable unless at the time of the exercise the Company has filed with the Commission a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified to be exempt under the securities laws of the state of residence of the holder of such Warrant. Although the Company has undertaken and intends to have all shares so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement, there can be no assurance that the Company will be able to do so.

    A holder of Warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to the exercise of the Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Warrants.

OTHER SECURITIES


    The Company has two outstanding long term convertible promissory notes in the aggregate principal amount of $62,248 held by two persons which bear interest at 10% per annum and which are secured by all of the assets of the Company. These long term convertible promissory notes plus accrued interest are to be repaid: (i) one third upon the completion of this Offering; (ii) one third on the first anniversary of the closing of this Offering; and (iii) one third on the second anniversary of the closing of this Offering, unless converted prior to such date. Simultaneously with the closing of this Offering, the holders of the notes have the right to convert outstanding principal and accrued interest into shares of Common Stock at a price equal to the price of the Common Stock in this Offering. At any time following the closing of this Offering, any portion of the principal and interest may be converted at a price equal to the price of the Common Stock in this Offering plus $1.33 per share. However, if the price of the Common Stock is at least $4.00 above the price of the Common Stock in this Offering for a period of 10 consecutive trading days, the Company may convert any remaining principal and accrued interest into shares of Common Stock at a price equal to the price of the Common Stock in this Offering plus $1.33 per share.

    The Company has outstanding warrants held by 24 warrant holders to purchase in the aggregate 291,574 shares of Common Stock at exercise prices ranging from $1.507 per share to $4.00 per share, which expire between November 1999 and December 2001. The Company also has outstanding warrants held by 43 warrant holders to purchase an aggregate of 678,310 shares of Common Stock, 339,155 of which have an exercise price of $2.75 per share and 339,155 of which have an exercise price of $4.125 per share, and all of which expire in December 2000.


    The exercise price and number of shares of Common Stock or other securities issuable upon exercise of the warrants described herein are subject to adjustments in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company or other similar event.


    In connection with certain private placement offerings of the Company's securities, the Company has agreed to register, no later than 13 months after the effective date of this Offering, 1,871,998 shares of issued and outstanding Common Stock and approximately 13,600 shares of Common Stock issuable upon the conversion of outstanding principal of and accrued interest on certain long term convertible promissory notes. The Company has agreed to use its best efforts to register 179,279 shares of Common Stock issued in connection with a consulting agreement with Young Management and 47,807 shares issued in connection with the exercise of a warrant as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. In addition, the Company has agreed to register warrants to purchase 678,310 shares of Common Stock and the 678,310 shares of Common Stock underlying these warrants no later than 12 months and one day after the date of this Prospectus. If the shares and warrants are not registered within 12 months and one day after the date of this Prospectus, then the Company shall use its best efforts to register these shares and warrants as part


                                       31





of any other registration of securities by the Company until November 30, 2002. The Company has also agreed to use its best efforts to register the shares underlying warrants to purchase in the aggregate 269,608 shares of Common Stock as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. Finally, the Company has also agreed to register the shares underlying warrants to purchase up to 21,966 shares of Common Stock issued to a placement agent in connection with a private placement completed in May 1996 no later than 13 months after the effective date of this Offering.


LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

    The Company's Certificate of Incorporation provides that the Company will indemnify directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. Indemnified parties are covered in all cases except where such indemnification is prohibited by law, or where the conduct of the indemnified party (i) constitutes willful misconduct or recklessness, or (ii) is based upon receipt by the indemnified representative from the Company of a personal benefit to which the indemnified party is not legally entitled. The Company may pay the expenses incurred in good faith by an indemnified party, against an undertaking by the indemnified party to repay such expenses if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company also maintains liability insurance for its directors and officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where the Company anticipates indemnification will be required. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DELAWARE LAW

    The Company is subject to Section 203 of the DGCL which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

    The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company's Common Stock and Warrants is Continental Stock Transfer & Trust Company, New York, New York.


                                       32



                         SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this Offering, the Company will have 4,713,319 shares of Common Stock outstanding, not including shares of Common Stock issuable upon exercise of stock options, the Warrants, the Underwriters' Purchase Option and other warrants and assuming no exercise of the over-allotment option granted to the Underwriters or options outstanding under the Stock Option Plan. Of these outstanding shares, the 1,800,000 shares sold to the public in this Offering may be freely traded without restriction or further registration under the Securities Act of 1933 ("Securities Act"), except that any shares that may be held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act including the exemption provided by Rule 144 adopted under the Securities Act.

    The 2,913,319 shares of Common Stock outstanding prior to the date of this Prospectus are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"), and may not be sold unless such sale is registered under the Securities Act, or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule
144. Of such shares, 4,847 are currently available for sale pursuant to Rule 144, 234,191 will be available for sale pursuant to Rule 144 on June 30, 1997, 597,594 will be available for sale pursuant to Rule 144 on July 15, 1997, 1,019,167 will be available for sale pursuant to Rule 144 commencing on or about August 15, 1997, 1,009,713 will become available for sale pursuant to Rule 144 commencing August 21, 1997 through December 1997 and 47,807 will be available for sale pursuant to Rule 144 commencing on March 7, 1998.

    All of the officers and directors of the Company and all other holders of 2% or more of the Company's Common Stock or warrants or options to purchase, or other securities convertible into, 2% or more of the Company's Common Stock immediately prior to this Offering have agreed that for a period of 13 months from the date of this Prospectus they will not sell any of their shares without the consent of GKN Securities Corp. ("GKN"). In addition, all purchasers of shares of the Company's Common Stock in a private placement from June 1996 to October 1996 and certain shareholders who coverted promissory notes into shares of Common Stock from August 1996 to October 1996 have agreed that for a period of 12 months from the date of this Prospectus they will not sell any of these shares without the consent of GKN. Therefore, of the 234,191 shares available for sale pursuant to Rule 144 on June 30, 1997, 128,847 shares cannot be sold without the consent of GKN for a period of 13 months from the date of this Prospectus. Of the 597,594 shares available for sale pursuant to Rule 144 on July 15, 1997, 400,333 shares cannot be sold without the consent of GKN for a period of 13 months from the date of this Prospectus. Of the 1,019,167 shares available for sale pursuant to Rule 144 commencing on or about August 15, 1997, 850,597 shares and 131,471 shares cannot be sold without the consent of GKN for a period of 13 months and 12 months, respectively from the date of this Prospectus, of the 1,009,713 shares available for sale pursuant to Rule 144 commencing August 21, 1997 through December 1997, 649,735 shares and 155,376 shares cannot be sold without the consent of GKN for a period of 13 months and 12 months, respectively, from the date of this Prospectus and of the 47,807 shares available for sale pursuant to Rule 144 commencing March 7, 1998, all 47,807 shares cannot be sold without the consent of GKN for a period of 13 months from the date of this Prospectus. None of the 4,847 shares currently available for sale pursuant to Rule 144 will require the consent of GKN to be sold since none of these shares are held by the Company's officers or directors or other holders of 2% or more of the Company's Common Stock or warrants or options to purchase, or other securities convertible into, 2% or more of the Company's Common Stock immediately prior to this Offering.


    In general, under Rule 144 as currently in effect, a stockholder (or stockholders whose shares are aggregated) who has beneficially owned any Restricted Shares for at least one year (including a stockholder who may be deemed to be an affiliate of the Company), will be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission, provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the one year


                                       33




holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the three month period preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least two years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

    In addition, any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory benefit plan or contract may be entitled to rely on the resale provisions of Rule 701 under the Securities Act ("Rule 701"). Rule 701 permits affiliates to sell their shares which are subject to Rule 701 under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell Rule 701 shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus. There are currently outstanding options to purchase 429,650 shares of the Company's Common Stock under the Company's Stock Option Plan. The shares issued upon exercise of these options may be sold pursuant to the provisions of Rule 701.

    No predictions can be made of the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the then- prevailing market price.


    In connection with certain private placement offerings of the Company's securities, the Company has agreed to register, no later than 13 months after the effective date of this Offering, 1,871,998 shares of issued and outstanding Common Stock and approximately 13,600 shares of Common Stock issuable upon the conversion of outstanding principal of and accrued interest on certain long term convertible promissory notes. In connection with a consulting agreement with Young Management, the Company has agreed to use its best efforts to register 179,279 shares of issued and outstanding Common Stock as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. In addition, the Company has agreed to register warrants to purchase 678,310 shares of Common Stock and the 678,310 shares of Common Stock underlying these warrants no later than 12 months and one day after the date of this Prospectus. If the shares and warrants are not registered within 12 months and one day after the date of this Prospectus, then the Company shall use its best efforts to register these shares and warrants as part of any other registration of securities by the Company until November 30, 2002. The Company has also agreed to use its best efforts to register the shares underlying warrants to purchase in the aggregate 269,608 shares of Common Stock as part of any registration of securities by the Company, subject to the discretion of the managing underwriter, if any, to exclude such shares from registration. Finally, the Company has also agreed to register the shares underlying warrants to purchase up to 21,966 shares of Common Stock issued to a placement agent in connection with a private placement completed in May 1996 no later than 13 months after the effective date of this Offering.


                                       34




                                  UNDERWRITING

    GKN   Securities   Corp.  and  Laidlaw   Equities,   Inc.   (together,   the
"Underwriters") have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase on a firm commitment basis from the Company a total of 1,800,000 shares of Common Stock and 1,800,000 Warrants. Each of the Underwriters has agreed to purchase one half of such shares of Common Stock and Warrants.

    The obligations of the Underwriters under the Underwriting Agreement are subject to approval of certain legal matters by counsel and various other conditions precedent, and the Underwriters are obligated to purchase all of the shares of Common Stock and Warrants offered by this Prospectus (other than the shares of Common Stock and Warrants covered by the over-allotment option described below), if any are purchased.

    The Underwriters have advised the Company that they propose to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers at that price less a concession not in excess of $ per share of Common Stock and $ per Warrant. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share of Common Stock and $ per Warrant to certain other dealers. After this Offering, the offering price and other selling terms may be changed by the Underwriters.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriters an expense allowance on a nonaccountable basis equal to 3% of the gross proceeds derived from the sale of the Securities offered by this Prospectus (including the sale of any Securities subject to the Underwriters' over-allotment option), $60,000 of which has been paid to date. The Company also has agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Underwriters may designate and registering this Offering with the National Association of Securities Dealers, Inc., including fees and expenses of counsel retained for such purposes by the Underwriters.

    The Company has granted to the Underwriters an option, exercisable within 45 business days from the date of this Prospectus, to purchase at the offering price, less underwriting discounts and the nonaccountable expense allowance, up to an aggregate of 270,000 additional shares of Common Stock and/or 270,000 additional Warrants for the sole purpose of covering over-allotments, if any.

    The Company has engaged the Underwriters on a non-exclusive basis as its agents for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each Warrant exercised after one year from the date of this Prospectus if the exercise was solicited by the Underwriters. In addition to soliciting, either orally or in writing, the exercise of the Warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants. No compensation will be paid to the Underwriters in connection with the exercise of the Warrants if the market price of the underlying shares of Common Stock is lower than the exercise price, the Warrants are held in a discretionary account, the Warrants are exercised in an unsolicited transaction, the warrantholder has not confirmed in writing that the Underwriters solicited such exercise or the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise. In addition, unless granted an exemption by the Commission from Regulation M under the Exchange Act, while soliciting exercise of the Warrants, the Underwriters will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities unless the Underwriters have waived their right to receive a fee for the exercise of the Warrants.

    In connection with this Offering, the Company has agreed to sell to the Underwriters for an aggregate of $100, the Underwriters' Purchase Option, consisting of the right to purchase up to an aggregate of 180,000 shares of Common Stock and/or 180,000 Warrants. The Underwriters' Purchase Option is exercisable initially at a price of $9.075 per share and $0.2475 per Warrant for a period of four years commencing one year from the date hereof. The
Underwriters' Purchase Option may not be transferred, sold, assigned or hypothecated


                                       35



during the one year period following the date of this Prospectus except to officers of the Underwriters and the selected dealers and their officers or partners. The Underwriters' Purchase Option grants to the holders thereof certain "piggyback" and demand rights for periods of seven and five years, respectively, from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriters' Purchase Option.

    Pursuant to the Underwriting Agreement, all of the officers, directors and all other stockholders owning 2% or more of the Company's Common Stock immediately prior to this Offering (who hold in the aggregate 1,977,377 outstanding shares of Common Stock) have agreed not to sell any of their shares of Common Stock until 13 months from the date of this Prospectus without the consent of GKN. In addition, the Underwriting Agreement provides that, for a period of three years from the date of this Prospectus, GKN will have the right to send a representative to observe each meeting of the Board of Directors. GKN has not yet selected such representative. GKN has also been granted a preferential right for a period of 18 months from the date of this Prospectus to purchase or to sell for the account of any of the Company's officers, directors or stockholders owning 5% or more of the Company's outstanding Common Stock any securities to be sold pursuant to Rule 144 adopted under the Securities Act. These sellers must consult with GKN regarding any such offering and offer GKN the opportunity to purchase or sell any such securities.

    Prior to this Offering, there has been no public market for any of the Company's securities. Accordingly, the offering prices of the Securities and the terms of the Warrants have been determined by negotiation between the Company and the Underwriters and do not bear any relation to established valuation criteria. Factors considered in determining such prices and terms, in addition to prevailing market conditions, included an assessment of the prospect for the industry in which the Company will compete, the Company's management and the Company's capital structure.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales by the underwriting syndicate in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a selling group member when the Securities originally sold by such selling group member are repurchased in the open market by the Underwriters. Such stabilizing transactions, syndicate short covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.


    From December 1996 to February 1997, the Underwriters acted as placement agents in connection with the private placement of units consisting of promissory notes with an aggregate face value of $3,375,000 and warrants to purchase an aggregate of 914,188 shares of Common Stock (of which warrants to purchase 235,878 shares of Common Stock were subsequently cancelled), and were paid commissions of approximately $337,500 (10%) and a nonaccountable expense allowance of $101,250 (3%).


                                  LEGAL MATTERS

    The validity of the securities hereby offered will be passed upon for the Company by Warner & Stackpole LLP, Boston, Massachusetts. Graubard Mollen & Miller, New York, New York, has served as counsel to the Underwriters in connection with this Offering.

                                     EXPERTS

    The financial statements of the Company in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.


                                       36




                              AVAILABLE INFORMATION

    The Company has filed a Registration Statement on Form SB-2, including amendments thereto, relating to the Securities offered hereby with the
Commission. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and the exhibits thereto. Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith the Company will file periodic reports, proxy statements and other information with the Commission. The Registration Statement, reports, proxy statements and other information filed in accordance with the requirements of the Exchange Act may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York, 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission upon the payment of certain fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

    The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent auditors after the end of each year, commencing with the fiscal year ending December 31, 1997, and will make available such other periodic reports as the Company may determine to be appropriate or as may be required by law.


                                       37





                              AUGMENT SYSTEMS, INC.
                        (A Development Stage Enterprise)
                          INDEX TO FINANCIAL STATEMENTS


                                                                                    PAGE
Report of Independent Certified Public Accountants                                   F-2

Financial Statements:

     Balance sheets as of June 30, 1995 and 1996 and December 31, 1996               F-3

     Statements of  operations  for the years ended June 30, 1995 and 1996,  the cumulative  period from  October 1, 1995 to December 31, 1996 and the six
       months ended December 31, 1995 and 1996                                       F-4

     Statements of  stockholders'  deficit for the years ended June 30, 1995 and
       1996 and the six months ended December 31, 1996                               F-5

     Statements of cash flows for the years  ended June 30,  1995 and 1996,  the cumulative  period from  October 1, 1995 to December 31, 1996 and the six
       months ended December 31, 1995 and 1996                                       F-6

     Notes to financial statements                                                F-7 to F-18


                                      F-1




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors
 Augment Systems, Inc.
 Westford, Massachusetts

    We have audited the accompanying balance sheets of Augment Systems, Inc. (a Development Stage Enterprise) as of June 30, 1995 and 1996 and December 31, 1996 and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 1995 and 1996 and the six months ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augment Systems, Inc. (a Development Stage Enterprise) at June 30, 1995 and 1996 and December 31, 1996, and the results of its operations and its cash flows for the years ended June 30, 1995 and 1996 and the six months ended December 31, 1996 in conformity with generally accepted accounting principles.

    The Company is in the development stage, and as such, success of future operations is subject to a number of risks. The Company has incurred substantial losses since inception and there is a substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the anticipated net proceeds from a proposed initial public offering or obtaining financing by alternative means. These matters are further discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         BDO SEIDMAN, LLP



Boston, Massachusetts
February 20, 1997, except for
  Note 15 which is as
  of May 8, 1997





                                      F-2






                             AUGMENT SYSTEMS, INC.
                     (A Development Stage Enterprise)
                              BALANCE SHEETS


                                                                                                  JUNE 30,
                                                                                           ----------------------       DECEMBER 31,
                                                                                             1995          1996             1996
                                                                                             ----          ----             ----

                                                      ASSETS
Current Assets:
   Cash (Note 2)                                                                    $     2,348       $   889,898       $   452,753
   Inventories (Note 2)                                                                    --              47,642           589,351
   Prepaid expenses (Note 9)                                                               --             107,300            97,500
                                                                                    -----------       -----------       -----------
       Total current assets                                                               2,348         1,044,840         1,139,604
Property and equipment, net (Notes 2, 3 and 9)                                           18,033           205,688           348,889
Other assets, net (Note 2)                                                                 --             147,874           190,560
                                                                                    -----------       -----------       -----------
       Total assets                                                                 $    20,381       $ 1,398,402       $ 1,679,053
                                                                                    ===========       ===========       ===========
                                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Demand notes payable (Note 4)                                                    $   105,218       $      --         $      --
   Accounts payable                                                                      63,930           186,434           601,274
   Accrued expenses (Note 5)                                                             39,456           338,052           196,104
   Due to stockholder (Note 10)                                                           5,400            18,900              --
   Short term promissory notes (Note 6)                                                    --                --           1,051,248
   Short term advance (Note 7)                                                             --                --             575,000
   Convertible promissory notes (Note 8)                                                   --             425,000              --
   Current portion of obligations under capital leases (Notes 3 and 9)                     --              13,400            19,013
                                                                                    -----------       -----------       -----------
       Total current liabilities                                                        214,004           981,786         2,442,639
Convertible promissory notes (Note 8)                                                      --             864,276            62,248
Obligations under capital leases, less current portion (Notes 3 and 9)                     --              19,244            27,530
                                                                                    -----------       -----------       -----------
       Total liabilities                                                                214,004         1,865,306         2,532,417
                                                                                    -----------       -----------       -----------
Commitments (Note 9)
Stockholders' deficit (Notes 4, 6, 8, 10, 12, 13 and 15):
   Preferred stock, $.01 par value; 2,000,000 shares authorized; none
     issued                                                                                --                --                --
   Common stock, $.01 par value; 30,000,000 shares authorized; 239,038,
     1,700,425 and 2,865,512 shares issued and outstanding                                2,390            17,004            28,655
   Additional paid-in capital                                                         2,135,251         3,359,020         6,177,194
   Deficit                                                                           (2,331,264)       (3,842,928)       (7,059,213)
                                                                                    -----------       -----------       -----------
       Total stockholders deficit                                                      (193,623)         (466,904)         (853,364)
                                                                                    -----------       -----------       -----------
       Total liabilities and stockholders' deficit                                  $    20,381       $ 1,398,402       $ 1,679,053
                                                                                    ===========       ===========       ===========


              See accompanying notes to financial statements.

                                      F-3





                             AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS



                                                      YEAR ENDED              SIX MONTHS ENDED
                                                       JUNE 30,                 DECEMBER 31,
                                                  -------------------        --------------------         CUMULATIVE
                                                                                                          PERIOD FROM
                                                                                                      OCTOBER 1, 1995 TO
                                                  1995         1996          1995           1996       DECEMBER 31, 1996
                                                  ----         ----          ----           ----       -----------------
                                                                          (UNAUDITED)                     (UNAUDITED)
Operating expenses:
   Research and development expenses (Note 2)  $   --       $ 1,388,149   $  155,575   $  1,526,384      $  2,914,533
   General and administrative expenses             39,273        90,274      387,150      1,083,267         1,132,878
   Selling and marketing expenses                  --           --             9,500        490,735           490,735
                                               ----------  ------------   ----------   ------------       -----------
       Total operating expenses                    39,273     1,478,423      552,225      3,100,386         4,538,146
       Operating loss                             (39,273)   (1,478,423)    (552,225)    (3,100,386)       (4,538,146)
                                               ----------  ------------   ----------   ------------       -----------
Other income (expense):
   Other income, net                               --            25,284       25,284        --                 25,284
   Interest expense (Note 6)                       --           (51,343)      --           (115,899)         (167,242)
                                               ----------  ------------   ----------   ------------       -----------
       Total other income (expense), net           --           (26,059)      25,284       (115,899)         (141,958)
                                               ----------  ------------   ----------   ------------       -----------
Loss from continuing operations                   (39,273)   (1,504,482)    (526,941)    (3,216,285)       (4,680,104)
Discontinued operations (Note 1):              ----------  ------------   ----------   ------------       -----------
   Loss from operations                          (361,582)       (7,182)      (7,182)       --                --
                                               ----------  ------------   ----------   ------------       -----------
   Loss from discontinued operations             (361,582)       (7,182)      (7,182)       --                --
                                               ----------  ------------   ----------   ------------       -----------
Net loss (Notes 2 and 11)                      $ (400,855)  $(1,511,664)  $ (534,123)  $ (3,216,285)      $(4,680,104)
                                               ==========   ===========   ==========   ============       ===========
Loss per share of common stock (Note 2):
   Loss from continuing operations             $     (.02)  $      (.51)  $     (.19)  $       (.93)      $     (1.47)
   Loss from discontinued operations                 (.17)       --           --             --                --
                                               ----------   -----------   ----------   ------------       -----------
Net loss per share of common stock             $     (.19)  $      (.51)  $     (.19)  $       (.93)      $     (1.47)
                                               ----------   -----------   ----------   ------------       -----------
Weighted average number of shares of common
  stock and common stock equivalents
  outstanding                                   2,170,878     2,950,492    2,862,246      3,452,740         3,190,648
                                               ==========   ===========   ==========   ============       ===========


              See accompanying notes to financial statements.

                                      F-4





                             AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                           (NOTES 4, 6, 8, 12 AND 13)


                                 PREFERRED STOCK        COMMON STOCK                                 TREASURY STOCK
                                ----------------      ---------------   ADDITIONAL               -----------------        TOTAL
                                                                         PAID-IN                                      STOCKHOLDERS'
                               SHARES   AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT      SHARES    AMOUNT     DEFICIT
                               ------   ------     ------     ------     -------       -------      ------    ------     -------

Balance, June 30, 1994          426,257  $  4,263    226,713   $  2,267  $   778,986  $(1,930,409)    --    $    --    $(1,144,893)
Issuance of Common Stock in
  exchange for certain
  liabilities and all
  outstanding preferred stock
  and common stock             (426,257)  (4,263)     12,325       123    1,356,265       --          --        --       1,352,125
Net loss                          --       --         --         --          --          (400,855)    --        --        (400,855)
                               --------  -------    --------    ------    ---------    -----------  --------  ------   -----------
Balance, June 30, 1995            --       --        239,038     2,390    2,135,251    (2,331,264)    --        --        (193,623)
Issuance of common stock to new
  management                      --       --        525,883     5,259        5,741       --          --        --          11,000
Issuance of common stock in
  exchange of consulting
  services                        --       --        193,554     1,936        6,314       --          --        --           8,250
Issuance of common stock in
  exchange of inventories         --       --         22,565       226       33,772       --          --        --          33,998
Issuance of common stock in
  exchange of back rent           --       --          3,346        33        5,008       --          --        --           5,041
Purchase of treasury stock        --       --         --         --          --           --         (3,346)   (7,000)      (7,000)
Conversion of demand
  promissory notes and accrued
  interest into common stock      --       --         21,912       219       32,781       --          --        --          33,000
Issuance of common stock in
  connection with private
  placements                      --       --        697,473     6,975    1,147,119       --          --        --       1,154,094
Retirement of treasury stock      --       --         (3,346)      (34)      (6,966)      --          3,346     7,000        --
Net loss                          --       --         --         --          --        (1,511,664)    --        --      (1,511,664)
                               --------  -------    --------    ------    ---------    -----------  --------  ------   -----------
Balance, June 30, 1996            --       --      1,700,425    17,004    3,359,020    (3,842,928)    --        --        (466,904)
Issuance of common stock in
  connection with private
  placements                      --       --        609,546     6,095    1,103,155       --          --        --       1,109,250
Conversion of convertible
  promissory notes into common
  stock                           --       --        107,567     1,076      223,924       --          --        --         225,000
Issuance of common stock to
  employees                       --       --          7,172        72       14,940       --          --        --          15,012
Issuance of common stock in
  exchange of consulting
  services                        --       --         47,490       475       98,937       --          --        --          99,412
Issuance of common stock in
  connection with private
  placements                      --       --        239,037     2,390      432,610       --          --        --         435,000
Conversion of convertible
  promissory notes and accrued
  interest into common stock      --       --        218,374     2,184      737,353       --          --        --         739,537
Conversion of debt to existing
  stockholder into common stock   --       --          4,725        47       18,853       --          --        --          18,900
Issuance of common stock in
  exchange of consulting
  services                        --       --          2,888        29       11,521       --          --        --          11,550
Purchase of treasury stock        --       --         --         --          --           --        (71,712)     (956)        (956)
Retirement of treasury stock      --       --        (71,712)     (717)        (239)      --         71,712       956        --
Issuance of warrants
  associated with short term
  promissory notes                --       --         --         --         177,120       --          --        --         177,120
Net loss                          --       --         --         --          --        (3,216,285)    --        --      (3,216,285)
                               --------  -------    --------    ------    ---------    -----------  --------  ------   -----------
Balance, December 31, 1996        --     $  --     2,865,512   $28,655   $6,177,194   $(7,059,213)    --     $  --       $(853,364)
                               ========  =======   ==========   =======   =========    ===========  ========  ======   ===========


              See accompanying notes to financial statements.

                                       F-5







                             AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
                                    (NOTE 14)



                                                                                         SIX MONTHS
                                                             YEAR ENDED                    ENDED
                                                              JUNE 30,                  DECEMBER 31,
                                                        --------------------      -----------------------        CUMULATIVE
                                                                                                                 PERIOD FROM
                                                                                                             OCTOBER 1, 1995 TO
                                                         1995          1996          1995          1996       DECEMBER 31, 1996
                                                         ----          ----          ----          ----       -----------------
                                                                                 (UNAUDITED)                     (UNAUDITED)
Cash flows from operating activities:
   Net loss                                            $(400,855)  $(1,511,664)   $(534,123)   $(3,216,285)      $(4,680,104)
   Adjustments to reconcile net loss to net cash used
     for operating activities:
       Depreciation and amortization                      25,473        56,539        1,456        119,798           173,203
       Compensation paid in common stock                  --            19,250       19,250        125,974           130,474
       Changes in operating assets and liabilities:
        Inventories                                       --           (13,644)      (6,822)      (541,709)         (555,353)
        Prepaid expenses                                  --          (107,300)      --              9,800           (97,500)
        Other assets                                      --           (11,079)      (9,145)           150           (10,929)
        Accounts payable                                 (20,860)      152,829       78,036        414,840           568,340
        Accrued expenses                                 390,359       312,768       96,626        (70,460)          227,264
                                                         -------       -------       ------        -------           -------
          Net cash used for operating activities          (5,883)   (1,102,301)    (354,722)    (3,157,892)       (4,244,605)
                                                         -------       -------       ------        -------           -------
Cash flows from investing activities:
   Purchase of property and equipment                     (4,664)     (182,463)      --           (179,359)         (361,822)
                                                         -------       -------       ------        -------           -------
          Net cash used for investing activities          (4,664)     (182,463)      --           (179,359)         (361,822)
                                                         -------       -------       ------        -------           -------
Cash flows from financing activities:
   Proceeds from issuance of common stock                 --         1,154,094       99,232      1,544,250         2,698,344
   Proceeds from issuance of convertible promissory
     notes                                                --         1,177,602      385,940        --              1,177,602
   Proceeds from noninterest bearing loans from
     stockholder                                           5,400        13,500       10,108        --                 13,500
   Proceeds from issuance of short-term promissory notes  --           100,000      150,000      1,011,560         1,011,560
   Proceeds from short-term advance                       --           --            --            575,000           575,000
   Proceeds from issuance of warrants associated with
     short-term promissory notes                          --           --            --            177,120           177,120
   Payments on capital lease obligations                  --              (739)                     (8,317)           (9,056)
   Payments on convertible promissory notes               --           --            --           (200,000)         (200,000)
   Payments on promissory notes                           --          (100,000)      --            --               (100,000)
   Purchase of treasury stock                             --            (7,000)      --               (956)           (7,956)
   Deferred financing costs                               --          (165,143)     (50,172)      (108,680)         (273,823)
   Deferred registration costs                            --           --            --            (89,871)          (89,871)
                                                         -------       -------       ------        -------           -------
          Net cash provided by financing activities        5,400     2,172,314      595,108      2,900,106         4,972,420
                                                         -------       -------       ------        -------           -------
Net increase (decrease) in cash                           (5,147)      887,550      240,386       (437,145)          365,993
Cash, beginning of period                                  7,495         2,348        2,348        889,898            86,760
                                                         -------       -------       ------        -------           -------
Cash, end of period                                    $   2,348  $    889,898   $  242,734    $   452,753        $  452,753
                                                       =========   ===========    =========    ===========        ==========


              See accompanying notes to financial statements.

                                      F-6







                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND PROPOSED INITIAL PUBLIC OFFERING

    Augment Systems, Inc., formerly Augment Systems Incorporated (the "Company"), a development stage company, designs, develops and sells high-end super server products designed to move large image and text files rapidly and efficiently over computer networks. The Company's initial target markets are the electronic publishing industry and the Internet/Intranet market. The Company expects to commence sales of its initial products, high-end Macintosh-based super servers in April 1997. The Company plans to introduce in 1997 a Windows NT-based super server targeted to meet the growing demand for Windows NT-based high performance Internet/Intranet World Wide Web servers and a super server system designed to support multi-platform networks comprised of Macintosh, Windows NT and UNIX-based workstations.

    The Company was incorporated in 1990 to develop and distribute fiber optic printed circuit boards in the publishing and printing markets. The fiber optic products had limited success and in fiscal 1994 the Company began phasing out the fiber optic operations and began the transition into a systems integration and engineering consulting business. In 1995 the Company made a strategic shift in its business operation into the server market. Accordingly, operations have been accounted for as discontinued for the periods through September 30, 1995.

    Since October 1995, the Company has been engaged principally in research and development, recruitment of personnel and financing activities. The Company has engaged in limited marketing activities and has not generated any revenues and does not expect to generate revenues until April 1997. The Company is considered to be in the development stage, and as such, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the risk that the Company's products will not be accepted in the marketplace; the risk that the Company will not be successful in developing future products; the risk of rapid technological changes in the server industry; the Company's limited operating history, history of losses and accumulated deficit; the Company's need for additional capital; and the highly competitive nature of the server industry.

    The Company has incurred substantial losses since inception and has been engaged primarily in product development. The Company has funded these losses through the private placement of convertible promissory notes and common stock aggregating approximately $5,300,000 during the year ended December 31, 1996. There is substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon the anticipated net proceeds from a proposed initial public offering or obtaining financing by alternative means.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

    In October 1996 the Company changed its fiscal year-end from June 30 to December 31.

 Estimates and Assumptions

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 1995 and 1996, and December 31, 1996.

                                    F-7



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 Inventories

    Inventories are stated at the lower of cost (first-in, first-out) or market.

 Property and Equipment

    Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Property held under capital lease are being amortized over the lesser of the lease term or their estimated useful lives.

 Other Assets

    Other assets included deferred financing costs of $108,680 net of accumulated amortization of $21,736 at December 31, 1996, related to the Short Term Promissory Notes discussed in Note 6. These costs are being amortized over 5 months, which is the estimated time between the debt issuance and the proposed initial public offering.

    As of December 31, 1996, the Company has incurred registration costs of $89,871 in connection with the proposed public offering. These costs have been deferred and upon consummation of the proposed public offering, will be charged against the equity raised or expensed if the public offering is not successful.

 Research and Development

    Research and development costs are expensed as incurred.

    In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed," the Company will capitalize software development costs incurred after technological feasibility of the software development projects is established and the realizability of such capitalized costs through future operations is expected if such costs become material. To date, all of the Company's costs for research and development of software have been charged to operations as incurred, as the amount of software development costs incurred subsequent to the establishment of technological feasibility has been immaterial.

Income Taxes

    Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

 Financial Instruments

    The estimated fair value of the Company's financial instruments, which include accounts payable, related party accounts, and convertible promissory notes, approximate their carrying value.

 Stock Options

    Effective July 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company has elected to continue to account for stock options at intrinsic value with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis. See Note 13 for required disclosures.

                                    F-8



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 Net Loss Per Share of Common Stock

    Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of shares outstanding during each period presented, as adjusted for the effects of the application of Securities and Exchange Commission Staff Accounting Bulletin No. 83 ("SAB No. 83"). Pursuant to SAB No. 83, common stock, common stock options and warrants issued within one year of the initial public offering at a price (or exercise or conversion price) less than the initial public offering price (estimated at $5.50 per share) are treated as outstanding for all periods presented. Net loss per share is computed using the treasury stock method, under which the number of shares outstanding reflects an assumed use of the proceeds from the issuance of such shares and from the assumed exercise of such options, to repurchase shares of the Company's common shares at the initial public offering price. Common stock equivalents issued prior to this period have not been included since their effect would be anti-dilutive.

 Effect of Accounting Pronouncements Not Adopted

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," issued by the Financial Accounting Standards Board is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

 Interim Financial Statements

    The financial statements for the six months ended December 31, 1995 are unaudited but, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The interim financial statements are not necessarily indicative of the results of operations for the full fiscal year.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                            JUNE 30,
                                                            --------          DECEMBER 31,
                                                         1995       1996         1996
                                                         ----       ----         ----
Equipment                                              $115,693   $309,231     $490,665
Furniture and fixtures                                    --        22,308       39,395
Leasehold improvements                                    --         --           3,054
                                                         ------    -------      -------
                                                        115,693    331,539      533,114
Less accumulated depreciation and amortization           97,660    125,851      184,225
                                                         ------    -------      -------
Property and equipment, net                            $  18,033  $205,688     $348,889
                                                       =========  ========     ========

    Property held under capital leases is included in property and equipment as follows:

                                                          JUNE 30,
                                                          --------        DECEMBER 31,
                                                       1995       1996        1996
                                                       ----       ----        ----
Equipment                                               $  --     $33,383    $55,599
Less accumulated amortization                              --         564      6,122
                                                        ------    -------    -------
Net property held under capital leases                  $  --     $32,819    $49,477
                                                        ======    =======    =======

                                    F-9



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

4. DEMAND PROMISSORY NOTES


    Demand promissory notes at June 30, 1995 represented notes issued during 1991 to two venture funds: Massachusetts Technology Development Corporation ("MTDC") and First Stage Capital Limited Partnership ("First Stage"). The notes bore interest of 10 percent per annum. In January 1996, MTDC and First Stage converted the outstanding $105,218 demand promissory notes and $39,456 of accrued interest into $111,674 of convertible promissory notes (see Note 8) and 21,912 shares of the Company's common stock at $1.507 per share.


5. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                            JUNE 30,
                                                            --------        DECEMBER 31,
                                                        1995       1996         1996
                                                        ----       ----      ----------
Payroll and related taxes                              $  --     $135,869     $  --
Consulting                                               --        89,186       94,669
Interest                                                39,456     47,108       20,875
Other                                                    --        65,889       80,560
                                                       -------   --------     --------
Total accrued expenses                                 $39,456   $338,052     $196,104
                                                       =======   ========     ========

6. SHORT TERM PROMISSORY NOTES


    In December 1996, the Company completed a private placement of 24.2 units consisting of (i) a Class A promissory note in the principal amount of $25,000 bearing interest, payable at maturity, at the rate of 12 percent per annum due and payable on the earlier of: (a) the closing of an initial public offering ("IPO") of the Company's Common Stock; (b) November 30, 1997; or (c) the sale by the Company of substantially all of its assets, or upon the sale or merger of the Company; (ii) a Class A warrant to purchase 6,375 shares of Common Stock at an exercise price of one-half the offering price of the Common Stock in an IPO, provided that the IPO is completed by May 31, 1997; otherwise $1.33 per share;
(iii) a Class B promissory note in the principal amount of $25,000 bearing interest, payable at maturity, at the rate of 12 percent per annum, due and payable on the earlier of: (a) the closing of an IPO, if such IPO is completed by May 31, 1997; (b) May 31, 1998; or (c) the sale by the Company of substantially all of its assets, or upon the sale or merger of the Company; and
(iv) a Class B warrant to purchase 6,375 shares of Common Stock at an exercise price of three-fourths of the offering price of the Common Stock in an IPO, provided that the IPO is completed by May 31, 1997; otherwise $1.33 per share. Proceeds, net of financing costs of $130,000, were $1,080,000. In accordance with the provisions of Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," ("APB No. 14") the Company allocated gross proceeds of $198,440, net of financing costs of $21,320, to the detachable warrants and gross proceeds of $1,011,560 to the Class A and Class B promissory notes ($1,210,000 face value). The discount on the debt is being amortized over 5 months, which is the estimated time between the debt issuance and the proposed initial public offering. During the six months ended December 31, 1996, the Company charged interest expense for $39,688 of amortization on the debt discount. Upon completion of the proposed initial public offering, the Company would record interest expense of $158,752 on the unamortized debt discount and record $86,944 on the unamortized deferred financing costs at December 31, 1996.


7. SHORT TERM ADVANCE

    In December 1996, the Company received a short-term non-interest bearing advance of $575,000 from an unaffiliated third party.

                                   F-10



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

8. CONVERTIBLE PROMISSORY NOTES


    In May, 1996, the Company issued $425,000 of convertible promissory notes that bore interest at the rate of 10 percent per annum. In July, 1996, $200,000 of these notes were repaid and in September 1996, $225,000 of these notes were converted into 107,567 shares of the Company's common stock in accordance with the notes.

    In addition, at June 30, 1996, the Company had outstanding $752,602 of convertible promissory notes issued to various stockholders of the Company during September 1995 and May 1996 in connection with a private placement, as well as $111,674 of convertible promissory notes issued (collectively referred to as the "Notes") to MTDC and First Stage in connection with the conversion of demand promissory notes issued in 1991 (See Note 4). The Notes mature three years from date of issue and bear interest of 10 percent per annum payable at maturity or upon the earlier of redemption or conversion. Simultaneous with the closing of the proposed public offering any portion of the principal and accrued interest of the Notes may be converted to common stock at the election of the holder at a price equal to the offering price of the proposed public offering. Following the proposed public offering, any portion of the principal and interest of the Notes not so converted may be converted at the option of the holder at the offering price plus $1.33 per share. However, if the price of the common stock is at least $4.00 above the initial public offering price for a period of 10 consecutive trading days, the Company may convert any of the remaining principal and accrued interest at a price equal to $1.33 per share above the initial public offering price. On November 30, 1996, $802,018 of the outstanding convertible promissory notes and $71,488 of accrued interest, net of financing costs of $133,969, were converted into 218,374 shares of the Company's Common Stock at a conversion rate of $4.00 per share.


9. COMMITMENTS

 Leases

    The Company leases equipment and its facility under operating leases that expire through August 2000. Rent expense under these agreements for the years ending June 30, 1995 and 1996 and the six months ended December 31, 1995 and 1996 were $14,095, $97,049, $24,569 and $116,524, respectively. In addition, the
Company leases certain equipment under capital leases that continue through July 2000. Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

                                                               CAPITAL   OPERATING
YEAR ENDED DECEMBER 31,                                         LEASES     LEASES
-----------------------                                         ------     ------
1997                                                           $24,176    $232,164
1998                                                            17,390     196,530
1999                                                             9,820      30,662
2000                                                             4,171      19,904
                                                                 -----      ------
Total minimum lease payments                                    55,557    $479,260
Less amount representing interest                                9,014    ========
                                                                 -----
Present value of minimum lease payments                         46,543
Less current portion                                            19,013
                                                                ------
Long-term portion                                              $27,530
                                                               =======

                                   F-11



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

9. COMMITMENTS -- (CONTINUED)

 License Agreements


    On September 27, 1995, the Company obtained a worldwide license from Radius, Inc. ("Radius") to use certain of Radius' technology in its products. The license is exclusive except as to Radius, which has retained rights to its technology. Under the agreement with Radius, the royalties payable by the Company initially are the greater of $1,500 per unit or two percent of the purchase price per unit for the first 200 units, declining in increments based on the number of units sold to the greater of $750 per unit or one percent of the purchase price per unit after 1001 units are sold. Royalties will be paid until the cumulative total of royalties paid equals $10,000,000 at which time the Company will have a royalty-free license. If the Company fails to sell the minimum number of units required to be sold pursuant to the agreement for two consecutive calendar quarters, the technology may be licensed to other parties. In addition, the Company has granted to Radius an irrevocable, perpetual, non-exclusive, worldwide, royalty-free license to any modifications to the Radius technology made by the Company.


    The Company entered into a Development and License Agreement dated August 1, 1996 with Polybus Systems Corporation ("Polybus") pursuant to which the Company obtained an irrevocable, perpetual, worldwide, nonexclusive (except as to publishing for which the license is exclusive) license to a high speed file manager software package in consideration for royalty payments. The royalties payable by the Company pursuant to the Development and License Agreement are initially $800 per server and $400 per workstation, declining in increments based upon the number of systems sold to $50 per server and $25 per workstation until the first 100,000 systems are sold by the Company. No royalties are payable after the Company sells 100,000 systems. The initial term of the Development and License Agreement is 25 years and the agreement may be terminated sooner by Polybus only in the event of a payment default by the Company. Upon termination of the Development and License Agreement, Polybus may license the software to third parties in the publishing market. As of December 31, 1996, the Company made advances of $97,500 pursuant to the agreement.

 Employment Contract


    Effective as of January 1, 1997, the Company entered into a two- year employment agreement with Mr. Gale, the Company's President and Chief Executive Officer. Pursuant to such contract, Mr. Gale will be paid a base salary of $125,000 and has been granted incentive stock options to purchase up to 75,000 shares of Common Stock. Options to purchase 15,000 shares of Common Stock vested upon the execution of the agreement and options to purchase 30,000 shares of Common Stock vest on each of the first and second anniversaries of the agreement. All options have an exercise price of $4.00 per share. Pursuant to his employment agreement, Mr. Gale agrees not to compete with the Company during the terms of his employment and for one year thereafter.


10. RELATED PARTY TRANSACTIONS


    The amounts due to stockholder consist of noninterest-bearing loans to the Company. In December 1996 the loans were converted into 4,725 shares of Commons Stock.

    In July 1995, the Company entered into a consulting agreement with Young Management Group, Inc. ("Young Management"), a company founded by Stanley Young, who subsequently became a director of the Company in September 1995. Upon the signing of the agreement, the Company sold 179,279 shares of common stock at $.021 per share to Young Management. In addition, the Company agreed to a consulting fee of $7,000 per month, plus out-of-pocket expenses, of which $3,000 per month would be deferred until


                                   F-12



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

10. RELATED PARTY TRANSACTIONS -- (CONTINUED)

completion of an initial public offering. Consulting fees expensed in connection with this agreement during the six months ended December 31, 1996 were approximately $42,000 and an aggregate of $67,250 was accrued at December 31, 1996. In August 1996, Young Management transferred all of its shares of Common Stock to certain affiliates of Young Management, including the Stanley A. Young Irrevocable Trust and the Stanley A. Young Family Limited Partnership.


    In May 1996, the Stanley A. Young  Irrevocable Trust was issued a promissory note in the principal amount of $100,000 (which was subsequently repaid) and warrants to purchase 23,904 shares of Common Stock with an exercise price of $1.507 per share in connection with a private placement, and in January 1997, the Stanley A. Young Family Limited Partnership was issued in a private placement, promissory notes in the aggregate principal amount of $50,000 and warrants to purchase 12,750 shares of Common Stock at an exercise price equal to either (i) $1.33 per share or, (ii) if the Company consummates an initial public offering ("IPO") by a certain date, either one-half or three-fourths of the offering price of a share of the Common Stock in the IPO. In November 1995, Stanley A. Young Irrevocable Trust and Mr. Young's wife each purchased 3,787 shares of Common Stock at a price of $1.507 per share and were each issued a convertible promissory note in the amount of $19,297 in a private placement. In November 1996, Stanley A. Young Irrevocable Trust converted the principal balance and accrued interest on its note into 5,320 shares of Common Stock and Mr. Young's wife converted the principal balance and accrued interest on her note into 5,320 shares of Common Stock.

    In May 1996, the Company issued to Fred L. Chanowski, in consideration for consulting services rendered, a warrant to purchase up to 23,904 shares of Common Stock at an exercise price of $1.507 per share. Also in May 1996, the Company issued to Mr. Chanowski, in consideration for a $25,000 loan, a promissory note in the principal amount of $25,000 plus a warrant to purchase up to 5,976 shares of Common Stock at $1.507 per share.

    In October 1996, the Company issued to Mr. Chanowski 19,123 shares of Common Stock in consideration for consulting services rendered. Mr. Chanowski also purchased 23,904 shares of Common Stock for $50,000 in October 1996 in a private placement. Mr. Chanowski paid the $50,000 purchase price by converting the $25,000 promissory note issued to him in May 1996 and by investing an additional $25,000 in cash. Mr. Chanowski is a 6.125% member in Alpha Ventures LLC which holds 77,540 shares of the Company's Common Stock and warrants to purchase 11,952 shares of Common Stock at an exercise price of $1.507 per share. (See
Note 15.)


11. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    At June 30, 1995, the Company had no deferred tax assets or liabilities. At June 30, 1996, the Company had a gross deferred tax asset of $440,000, related to a net operating loss carryforward, for which a valuation allowance of $440,000 was recorded. The Company had no deferred tax liability at June 30, 1996. The increase in the deferred tax asset valuation allowance of $440,000 was attributable to the increase in the deferred asset related to the net operating loss carryforward. At December 31, 1996, the Company had a gross deferred tax asset of $1,700,000, related to a net operating loss carryforward, for which a valuation allowance of $1,700,000 was recorded. The Company had no deferred tax liability at December 31, 1996. The increase in the deferred tax asset valuation allowance of $1,260,000 was attributable to the increase in the deferred asset related to the net operating loss carryforward.

                                   F-13



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

11. INCOME TAXES -- (CONTINUED)

    Due to operating losses generated, there is no provision for federal and state income taxes for the years ended June 30, 1995 and 1996 and the six months ended December 31, 1996.

    The difference between the effective tax rate and the United States federal rate of 34 percent for the years ended June 30, 1995 and 1996 and the six months ended December 31, 1996 relates to the limitations applicable to the recognition of tax benefits from the net operating losses.

    At December 31, 1996, the Company had a net operating loss carryforward for federal income tax purposes of approximately $4,300,000 which expires in 2011. Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders over a three year period in excess of 50 percent. As a result of the change in ownership of the Company in June 1995, the ultimate utilization of the Company's net operating losses were substantially eliminated as of June 30, 1995. As a result of the changes in ownership of the Company in June 1996 and December 31, 1996, the annual utilization of the Company's net operating losses are expected to be limited. The Company may experience an additional change in ownership in excess of 50 percent upon completion of the proposed public offering which would place further limitations on the utilization of net operating losses.

12. CAPITAL STOCK

 Preferred Stock

    During 1990, the Company issued 426,257 shares of preferred stock to several venture funds and the initial founders of the Company. In May 1995 as part of a restructuring of the capital structure of the Company, the preferred stock was converted into common stock. In July 1995, the Board of Directors' approved an increase in the number of authorized shares of preferred stock from 593,602 shares to 2,000,000 shares.

    The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights, preferences to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

 Common Stock


    In order to attract new funding to support the proposed development of a server product, in May 1995, the Board of Directors recommended and the stockholders approved a reorganization pursuant to which the Company issued 4,903 shares of Common Stock in exchange for 426,257 shares of outstanding preferred stock and 226,713 shares of outstanding common stock and the issuance of 234,135 shares of its Common Stock in exchange for $1,280,596 in accrued salaries and $71,529 of expenses payable to current and former officers and employees. These obligations had accrued starting in fiscal year ended June 1992 through March 1995. Since the Company had negative net worth, no anticipated revenues, total assets of approximately $12,000 and total liabilities of approximately $1,500,000 all current and former employees accepted shares of the Company's Common Stock valued at $.013 per share in lieu of payment.

    From September 1995 through April 1996, the Company issued 147,686 shares of its Common Stock at a price of $1.507 per share in a private placement of Common Stock and convertible promissory notes (see Note 8). Proceeds net of financing costs of $48,824 were $173,594. From May 1996 through June 1996, the Company issued 549,787 shares of its Common Stock at a price of $2.093 per share in a private placement. Proceeds net of financing costs of $169,500 were $980,500.


                                   F-14



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

12. CAPITAL STOCK -- (CONTINUED)


    In January 1996, demand promissory notes and accrued interest were converted into 21,912 shares of the Company's Common Stock and convertible promissory notes (see Note 4). In addition, during the year ended June 30, 1996, the Company issued 219,465 shares of its Common Stock as payment for consulting services, inventories and back rent.


    In July 1996, the Board of Directors approved an increase in the number of authorized shares of Common Stock from 2,000,000 shares to 15,000,000 shares.


    Between July 1996 and September 1996, the Company completed a private placement of 609,546 shares of its Common Stock at a price of $2.093 per share. Proceeds net of financing costs of $165,750, were $1,109,250.

    In September 1996, the Company issued 7,172 shares of Common Stock to employees in lieu of cash payments for services rendered. In addition, in October 1996, the Company issued 47,490 shares of Common Stock in lieu of cash payments for consulting services rendered. In connection with the issuance of this Common Stock, the Company recorded compensation of $114,424, during the six months ended December 31, 1996, at a price of $2.093 per share.

    In October 1996, the Company completed a private placement of 239,037 shares of its Common Stock at a price of $2.093 per share. Proceeds net of financing costs of $65,000, were $435,000. In addition the Company reclassified 71,712 shares from treasury stock to authorized but unissued Common Stock.

    In October 1996, the Board of Directors declared a .637434-for-one reverse stock split of the Company's Common Stock and approved an increase in the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares. All common stock, common stock options and per share information disclosed in the financial statements and notes have been adjusted to give effect for this stock split.

    On November 30, 1996, the Company converted $802,018 of the outstanding convertible promissory notes and $71,488 in accrued interest into 218,374 shares of the Company's Common Stock at a conversion rate of $4.00 per share (see Note
8).

    At December 31, 1996, 9,338 shares of Common Stock were reserved for the conversion of convertible promissory notes, 304,588 shares were reserved for issuance under outstanding stock options and 647,930 shares were reserved for issuance under warrants.


 Warrants



    From November 1995 to May 1996, the Company issued (i) warrants to purchase in the aggregate 244,059 shares of Common Stock at an exercise price of $1.507 per share, of which 21,514 have an expiration date four years from the date of issuance and 222,545 have an expiration date five years from the date of issuance; and (ii) warrants (to a placement agent) to purchase an aggregate of 21,966 shares of Common Stock at a price of $1.507 per share and expiring between November 22, 2000 and May 31, 2001. In July 1996, the Company issued a warrant to purchase 23,904 shares of Common Stock at an exercise price equal to one half of the price of the shares of Common Stock in the Company's initial public offering and with an expiration date five years from the date of issuance. In October 1996, the Company issued a warrant to purchase 11,952 shares of Common Stock at an exercise price of $2.093 per share and with an expiration date five years from the date of issuance. In December 1996, the Company issued a warrant to purchase 37,500 shares of the Company's Common Stock at an exercise price of $4.00 per share and with an expiration date five years from the date of issuance. From December 1996 through February 1997, the Company issued warrants to purchase in the



                                   F-15



                           AUGMENT SYSTEMS, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)
                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
    (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS
                                UNAUDITED)

12. CAPITAL STOCK -- (CONTINUED)



aggregate 914,188 shares of Common Stock, 457,094 of which have an exercise price of $2.75 per share and 457,094 of which have an exercise price equal of $4.125 per share. These warrants are exercisable for a period of three years commencing on December 30, 1997.



13. STOCK OPTION PLAN

    In July 1995, the Company adopted its 1995 Stock Option Plan. Under this plan, the Board of Directors, at their discretion, can issue either incentive stock options or nonqualified options to employees and nonqualified options to consultants, directors or other nonemployees.


    Incentive stock options may not be granted at a price less than the fair market value of the shares at the grant date (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock) while the nonqualified options may be granted at a price determined by the Board of Directors except that the Company has agreed with the Underwriters not to grant any nonqualified options at a price lower than 85% of the fair market value of the shares at the date of the grant. All grants as of December 31, 1996 were at fair market value or greater. The options generally vest 10% after 30 days from the date of grant and the balance ratably over a period of four years. Incentive stock options granted under the plan expire not more than 10 years from the date of grant and not more than five years in the case of incentive stock options granted to an employee or officer holding 10% or more of the voting stock of the Company. All options not exercised at the end of the vesting period automatically expire. The aggregate number of shares which may be granted under this plan may not exceed 600,000 shares.

    During the year ended June 30, 1996, the Company granted 207,965 options, at exercise prices ranging from $1.507 to $2.093 per share. During the six months ended December 31, 1996, the Company granted 125,788 options at exercise prices ranging from $2.093 to $4.00 per share and 29,165 options were cancelled at prices ranging from $1.507 to $4.00 per share. As of December 31, 1996, 304,588 options were outstanding at exercise prices ranging from $1.507 to $4.00 per share, 63,404 options were exercisable at exercise prices ranging from $1.507 to $4.00 per share and 295,412 options were available for future grant. On January 1, 1997, the Company granted, to the President and Chief Executive Officer of the Company, options to purchase up to 75,000 shares of Common Stock in connection with a key employment agreement (see Note 9).

    Effective January 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company has elected to continue to account for stock options at intrinsic value with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis. Had compensation costs for the stock option plan been determined using the fair value method, the Company's pro forma net loss and loss per share would have been $1,515,730 and $.51, respectively for the year ended June 30, 1996 and $3,229,974 and $.93, respectively, for the six months ended December 31, 1996. Pro forma compensation cost may not be representative of that to be expected in future years.

    The Company has computed the pro forma disclosures required under SFAS No. 123 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average assumptions used for the year ended June 30, 1996 are as follows: risk free interest rate ranging from 5.7% to 6.52%, expected dividend yield of 0% and expected option life of 28 to 34 months; and expected volatility of 30%. The weighted average assumptions used for the six months ended December 31, 1996 are as follows: risk free interest rate ranging from 5.98% to 6.4%, expected dividend yield of 0% and expected option life of 28 to 29 months; and expected volatility of 30%. The weighted average fair value of all options granted during the year ended June 30, 1996 and the six months ended December 31, 1996 were $.35 and $.51, respectively.


                                      F-16



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

14. SUPPLEMENTAL CASH FLOW INFORMATION




                                                                                  SIX MONTHS
                                                         YEARS ENDED                ENDED                CUMULATIVE
                                                           JUNE 30,              DECEMBER 31,           PERIOD FROM
                                                           --------              ------------        OCTOBER 1, 1995 TO
                                                       1995       1996         1995        1996      DECEMBER 31, 1996
                                                       ----       ----         ----        ----      -----------------
                                                                           (UNAUDITED)                  (UNAUDITED)
Supplemental schedule of cash payments:
   Cash paid for interest                           $  --       $  4,235    $  --        $ 30,956         $ 35,191
   Cash paid for income taxes                          --          --          --           --               --
Supplemental schedule of noncash financing and
  investing activities:
   Inventories paid with common stock                  --         33,998      33,998        --              33,998
   Property and equipment acquired by capital lease
     obligations                                       --         33,383       --          22,216           55,599
   Accrued rent paid with common stock                 --          5,041       5,041        --               5,041
   Conversion of demand notes payable and accrued
     interest into convertible promissory notes        --        111,674     111,674        --             111,674
   Conversion of amount due to stockholder into
     common stock                                      --          --          --          18,900           18,900
   Conversion of convertible promissory notes and
     accrued interest into common stock                --          --          --         964,537          964,537
   Conversion of demand notes payable and accrued
     interest into common stock                        --         33,000      33,000        --              33,000
   Conversion of convertible promissory notes into
     common stock                                      --        225,000       --           --             225,000
   Accrued payroll paid with common stock           1,280,596      --          --           --               --
   Debt paid with common stock                         71,529      --          --           --               --

15. SUBSEQUENT EVENTS


    In February 1997, the Company completed a private placement of 47.5 units of Short Term Promissory Notes (see Note 6). Proceeds, net of financing costs of $308,750, were $2,066,250. In accordance with APB No. 14, the Company allocated gross proceeds of $389,500, net of financing costs of $50,635, to the detachable warrants and gross proceeds of $1,985,500 to the Class A and Class B promissory notes ($2,375,000 face value). The discount on the debt is being amortized over 3 months, which is the estimated time between the debt issuance and the proposed initial public offering. Upon completion of the proposed initial public offering, the Company would record interest expense of $389,500 on the unamortized debt discount and record amortization on the unamortized deferred financing costs of $258,115. In May 1997, certain warrant holders agreed to the cancellation of warrants to purchase 235,878 shares of Common Stock issued in connection with the above Short Term Promissory Notes. No consideration was given in connection with the cancellation of these warrants.


    In January 1997, the Company granted 11,812 options at an exercise price of $4.00 per share.

    In March 1997, the Company granted 38,250 options at an exercise price of $5.50 per share.

    In March 1997, the Company issued 47,807 shares of Common Stock in connection with the exercise of a warrant to purchase common stock for $1.507 per share.


                                      F-17



                              AUGMENT SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
   (INFORMATION WITH RESPECT TO THE SIX MONTHS ENDED DECEMBER 31, 1995 AND THE
    CUMULATIVE PERIOD FROM OCTOBER 1, 1995 TO DECEMBER 31, 1996 IS UNAUDITED)

15. SUBSEQUENT EVENTS -- (CONTINUED)

    In April 1997, the Board of Directors declared a three-for-four reverse stock split of the Company's Common Stock. All Common Stock, Common Stock Options and per share information discussed in the financial statements and notes have been adjusted to give effect for this stock split.


    In April 1997, the Company issued to Venture Management Consultants, LLC ("Venture Management"), of which Fred L. Chanowski, a director of the Company, is a 20% member, a promissory note in the principal amount of $200,000 in consideration for $200,000. The promissory note bears interest at 18% per annum with interest and principal payable at maturity on May 31, 1998.

    In May 1997, the Company issued to Venture Management a promissory note in the principal amount of $200,000 in consideration for $200,000. The promissory note bears interest at 18% per annum with interest and principal payable at maturity on June 30, 1998.


                                      F-18




                                    GLOSSARY


 TERMS                                        DEFINITIONS
 -----                                        -----------
ASIC                       Application  Specific  Integrated  Circuit.  A custom
                           designed  circuit that  performs a specific  function
                           within a computer system. The use of ASICs simplifies
                           the design and construction of computer modules.

BIT                        A single  binary  digit having a value of either 0 or
                           1. A bit is the smallest unit of data a computer can process.

BUS An electronic pathway by which processors in the system communicate and exchange information.

BYTE                       An ordered set of 8 bits.

CEPS Color electronic publishing systems--computer based systems for data input, manipulation, assembly, and output, both color and black and white, in various forms of media.

CPU Central Processing Unit. The component in a computer that is responsible for processing instructions and controlling the activities of the other components in the system.

CACHING Storing recently or frequently accessed data in memory which allows for faster access in subsequent requests.

DISTRIBUTED FILES          Files  that are  stored  and  accessed  on  networked
                           computing   systems   throughout   an   organization.
                           Distributed  files allow  users to share  information
                           without having to transfer the files to each user who
                           needs access.

ETHERNET A method used to connect a local area network for networking and communications.

10BASE-T                   An Ethernet  standard  that uses  twisted  wire pairs
                           (telephone wire). All stations connect in a star configuration to a central hub, also known as a multiport repeater. 10Base-T is widely used due to the lower cost and flexibility of installing twisted pair.

100BASE-T                  A faster Ethernet  networking  standard that supports
                           data  transfer  rates up to 100Mbps (100 megabits per
                           second).  Officially,  the 100Base-T standard is IEEE
                           802.3u.  100Base-T  cabling schemes can include pairs
                           of twisted-pair wires or fiber optic cables.

FIBER CONNECTIVITY         Using fiber optic cable (pulses of light sent through
                           strands   of  glass)   to   connect   computing   and
                           communications devices.

FIBRE CHANNEL              An  industry-standard  method of connecting computing
ARBITRATED LOOP            systems  that  allows  information,  including  large
                           files, to be transferred at a high rate of speed.

GEOPHYSICAL IMAGING        Computer    systems    which    provide     graphical
SYSTEMS                    representations  of  mapping,  geological,  or  other
                           types of data. These systems might be used to develop
                           profiles  of census,  ecological,  or  climatological
                           data.

GIGA A prefix that means a billion or a thousand million units, as in gigabaud and gigabyte.

INPUT/OUTPUT               (I/O) Data that is exchanged between two points,  for
                           example  between a user's  computer and a server.  In
                           Augment's  server systems,  high-speed data transfers
                           between the users computer and the server occur via a
                           copper or fiber optic cable.

ISO 9000                   ISO  9000 is the  standard  set by the  International
                           Organization for Standardization in 1987 for quality management systems and quality assurance. The 9002 standard covers quality standards for engineering practices, documentation, testing and measurement, training, purchasing and materials.

                           ISO 9000 has three levels of registration:

                           * ISO 9001 is used by companies that design, produce,
                             inspect,  test,  install and service products.

                           * ISO  9002  is  used  by  companies  that  produce,
                             inspect, test, install and service products but which do not design components.

                           * ISO 9003 is used by companies that must inspect and
                             test   items   (for  example,    an    importer  or
                             distributor).

MBYTE                      One million bits (see definition of bit).


                                      G-1




                                    GLOSSARY -- (CONTINUED)


 TERMS                                        DEFINITIONS
 -----                                        -----------

MULTI-PLATFORM             Supporting   different   operating   systems   and/or
                           computer   hardware   in  a  network   or   operating
                           environment.

NETWORK                    A  configuration  of  data  processing   devices  and
                           software  connected for information  exchange.

NUBUS CARDS                Printed  Circuit Boards (PCBs) that support the NuBus
                           system  bus.  A NuBus  card  or  board  contains  the
                           components and circuitry  needed to provide  specific
                           functions.  Sometimes  NuBus  cards work  together as
                           co-processors. The Company's AFX 410's CPU Controller
                           is a  co-processor  that works  with  other  cards to
                           transfer data very quickly.

NUBUS-90 BACKPLANES        Two high  performance  Printed  Circuit Boards (PCBs)
                           that hold the system  bus.  The AFX 410's  memory and
                           processing   boards   install   into   the   NuBus-90
                           backplanes. The NuBus-90 backplanes support the NuBus
                           system bus and up to 12 boards.

O/S                        Abbreviation for Operating System,  which is software
                           that  provides   instructions   to  a  computer  (for
                           example,  Windows,  DOS,  MacIntosh,  OS2, and UNIX).

PARALLELL DISK ARRAY       RAID 0. (See  definition  of RAID.) The simplest RAID
                           configuration,   with  data  distributed  across  the
                           array,  but  with no  additional  error  checking  or
                           redundancy.

RAID Redundant Array of Independent Disks. An array of disks that is used to store information. Provides for concurrent use of multiple devices, which provides either higher peak data rate, higher request handling rate, reduced average queuing delay, or a combination of these, based on the RAID "level" used. Redundancy or parity mechanisms compensate for the lower overall reliability of a multiple-device array versus a single device.

RAID 3                     (See  definition of RAID.) An additional  parity disk
                           is  used  to  store  error  correction   information.

SCALABLE (INTERNAL         The  ability  to  increase   internal   data  storage
STORAGE)                   capacity  to meet the needs of an  organization.  The
                           AFX 410's data storage can be increased in increments
                           of 10 MBytes or 20 MBytes,  depending  on whether the
                           disk array consists of 2 GByte or 4 GByte disks.

SCSI                       Small Computer System Interface. A computer interface
                           that   provides  a  high-speed   pathway  over  which
                           information  is  transferred.  SCSI  connections  are
                           typically  used to connect  disk and tape drives to a
                           computer system.

SERIAL PORTS               Connection  points on a  computer  or  communications
                           device supporting serial data transfers.  Serial data
                           transfers  send and  receive  data one bit at a time,
                           albeit at rates up to 100,000 bytes per second.

SUPER SERVER               A  category  of  servers  that  generally  have  high
                           capacity, performance,  functionality and price.

TERA A trillion units. Many data centers now require terabytes of storage capacity.

THROUGHPUT                 The  rate at  which  data  moves  from  one  point to
                           another,  for  example,  from a user's  computer to a
                           server.

UNIX An operating system developed at AT&T Labs in the early 1970's and widely used throughout the computer industry. UNIX has been available on a wide variety of computer hardware systems.

Windows NT                 Windows NT (New Technology) is a Microsoft  operating
                           system  developed  in the early  1990's to  provide a
                           secure and stable computing  environment for multiple
                           users.

World Wide Web (WEB)       The  WorldWide  Web (also  referred  to as WWW or the
                           "Web")  describes  the way in  which  people  use the
                           Internet to access  text,  graphics,  multimedia  and
                           other data from  computer  systems  around the world.
                           The Web is based on Internet  standards  for locating
                           and displaying information.


                                      G-2














                               INSIDE BACK COVER


         [Illustration depicting an exploded view of an Augment Server]








================================================================================
NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE  ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                   ----------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary                                                             3
Risk Factors                                                                   6
Dilution                                                                      12
Use of Proceeds                                                               13
Capitalization                                                                15
Dividend Policy                                                               15
Management's Discussion and Analysis of
  Financial Condition and Plan of Operation                                   16
Business                                                                      18
Management                                                                    25
Principal Stockholders                                                        28
Certain Transactions                                                          29
Description of Securities                                                     30
Shares Eligible for Future Sale                                               33
Underwriting                                                                  35
Legal Matters                                                                 36
Experts                                                                       36
Available Information                                                         37
Index to Financial Statements                                                F-1
Glossary                                                                     G-1

                                   ----------

    UNTIL , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK AND THE WARRANTS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================

                              AUGMENT SYSTEMS, INC.


                                     [Logo]



                        1,800,000 SHARES OF COMMON STOCK
                                       AND
                        1,800,000 REDEEMABLE COMMON STOCK
                                PURCHASE WARRANTS

                                   ----------

                                   PROSPECTUS

                                   ----------

                              GKN SECURITIES CORP.

                             LAIDLAW EQUITIES, INC.


                                     , 1997



================================================================================




                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of Augment Systems, Inc. ("Registrant") is insured or indemnified in any manner against liability which he may incur in his capacity as such.

    See the fifth and sixth paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act").

    The Registrant's Certificate of Incorporation, as amended ("Certificate of Incorporation"), provides that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended (the "GCL"), each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Such paragraph provides further that the indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification hereunder, which undertaking may be accepted without reference to the financial ability of such person to make such repayment. Such paragraph provides further, however, that the Registrant shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by its Board of Directors.

    The Certificate of Incorporation provides that the indemnification rights set forth above (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. Such paragraph provides further that the Registrant may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in herein.

    Section 145 of the GCL provides as follows:

       (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement,

                                      II-1



    conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
    (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

       (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.



                                      II-2


       (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

       (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Registrant also maintains liability insurance for its directors and officers.

    Pursuant to Section 5.1 of the Underwriting Agreement, the Underwriters have agreed to indemnify each director of the Registrant, each officer of the Registrant who has signed the Registration Statement and any person who controls the Registrant within the meaning of the Securities Act against certain liabilities, including liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


Securities and Exchange Commission Registration Fee                   $    8,600.01
NASD Filing Fee                                                            3,341.31
Nasdaq Listing Fee                                                        25,000.00
Blue Sky Fees and Expenses                                                50,000.00
Legal Fees and Expenses                                                  165,000.00
Accounting Fees and Expenses                                             100,000.00
Printing and Engraving Expenses                                          105,000.00
Transfer Agent Fees                                                        7,500.00
Miscellaneous Expenses                                                    36,158.68
                                                                          ---------
  Total                                                                $ 500,600.00
                                                                       ============

    The Registrant will bear all expenses shown above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


    The following information relates to all securities sold by the Registrant without registration under the Securities Act within the three years prior to the filing of this Form SB-2. The number of shares and the price per share have been restated to reflect a .637434-for-1 reverse stock split and a 3-for-4 reverse stock split of the Registrant's Common Stock on October 30, 1996 and April 24, 1997, respectively.


     (1) On June 30, 1995, the Registrant issued 239,038 shares of Common Stock in connection with a recapitalization in lieu of payment of $1,280,596 in accrued salaries and $71,529 in debt, and in exchange for 426,257 shares of preferred stock and 226,713 shares of common stock.

     (2) On July 15, 1995, the Registrant issued an aggregate of 705,161 shares of Common Stock to 11 persons in lieu of cash payments for services rendered, of which 525,883 shares were issued to management.

     (3) In September 1995, the Registrant issued 3,346 shares of Common Stock valued at $1.507 per share to one person in lieu of a $30,325 cash payment for accrued rent. The Registrant subsequently repurchased these shares for a $7,000 cash payment in the same month.

     (4) On December 1, 1995, the Registrant issued 22,565 shares of Common Stock to Radius for certain assets valued by the Company at $33,998 in connection with a license agreement entered into between the Registrant and Radius.

     (5) On December 8, 1995, the Registrant issued an aggregate of 21,912 shares of Common Stock and convertible promissory notes in the aggregate principal amount of $111,674.08 to Massachusetts Technology Development Corporation and First Stage Capital Limited Partnership upon the conversion of a portion of prior debt and accrued interest in the aggregate amount of $144,675.

     (6) From November 22, 1995 through May 31, 1996, the Registrant sold an aggregate of 147,686 shares of Common Stock and issued secured convertible promissory notes in the aggregate principal amount of $752,602.50 to 22 accredited investors for an aggregate purchase price of $975,000 in a private placement.


         Rickel & Associates, Inc., a New York corporation, acted as the placement agent for the private placement and was (i) paid by the Registrant an aggregate of $126,750, consisting of a selling commission and an expense allowance, and (ii) issued warrants to purchase in the aggregate ten percent (10%) of the total number of shares of Common Stock issued in the offering and shares issuable upon conversion of the notes, or 21,966 shares of Common Stock, at an exercise price of $1.507 per share.


     (7) On January 2, 1996, the Registrant issued an aggregate of 14,276 shares of Common Stock to two persons in lieu of cash payments for consulting services rendered.

     (8) In January 1996, the Registrant issued three promissory notes in the aggregate principal amount of $150,000 and warrants to purchase in the aggregate 21,515 shares of Common Stock, at an exercise price of $1.507 per share, to five persons in connection with a private placement. In the same month, the Registrant repaid the entire principal amount plus accrued interest to the three note holders.

     (9) In February 1996 and April 1996, the Registrant issued warrants to purchase in the aggregate 73,145 shares of Common Stock, at an exercise price of $1.507 per share, to four persons in lieu of cash payments for services rendered, one of whom exercised a warrant in March 1997 to purchase 47,807 shares of Common Stock.

    (10) In May 1996, the Registrant issued warrants to purchase in the aggregate 47,808 shares of Common Stock, at an exercise price of $1.507 per share, to three persons in lieu of cash payments for services rendered.

    (11) In May 1996, the Registrant issued convertible promissory notes in the principal aggregate amount of $425,000 to nine people and warrants to purchase in the aggregate 101,592 shares of Common Stock, at an exercise price of $1.507 per share, to 12 persons in connection with a private placement. In July and August 1996, the Registrant repaid an aggregate of $200,000 in principal plus accrued interest to four of the nine note holders.



                                      II-4


    (12) From August 1996 to October 1996, the five remaining note holders from the nine people who were issued convertible promissory notes as described in paragraph (11) converted their promissory notes, in the aggregate principal amount of $225,000, into 107,568 shares of Common Stock.


    (13) From June 20, 1996 through October 16, 1996, the Registrant sold an aggregate of 1,398,371 shares of Common Stock to 17 accredited investors for an aggregate purchase price of $2,925,000 in a private placement.

         Rickel & Associates, Inc., a New York corporation, acted as the placement agent for the private placement and was paid $387,750 by the Registrant, consisting of $7,500 for expenses and a nonaccountable expense allowance and a selling commission.

    (14) In July 1996, the Registrant issued a warrant to purchase 23,904 shares of Common Stock, at an exercise price of one-half of the price of the shares of Common Stock, in an initial public offering of the
         Registrant, to one person in lieu of cash payment for services rendered.

    (15) In September 1996, the Registrant issued an aggregate of 7,172 shares of Common Stock to six persons, in lieu of cash payments for services rendered.

    (16) In October 1996, the Registrant issued an aggregate of 47,490 shares of Common Stock to 11 persons in lieu of cash payments for services rendered.

    (17) In October 1996,  the  Registrant  issued a warrant to purchase  11,952 shares of Common Stock, at an exercise price of $2.093 per share, effective as of August 1996, to one person in lieu of cash payment for services rendered.

    (18) On November 30, 1996, the Registrant issued an aggregate of 218,374 shares of Common Stock upon the conversion of the convertible promissory notes, in the aggregate principal amount of $802,018, held by 22 of the 24 people who were issued such notes in paragraph (5) and
         (6).

    (19) In December 1996, the Registrant issued a warrant to purchase 37,500 shares of Common Stock, at an exercise price of $4.00 per share, to one person in lieu of cash payment for services rendered.


    (20) From December 1996 through February 1997, the Registrant issued warrants to purchase in the aggregate 914,188 shares of Common Stock, at an exercise price equal to either (i) $1.333 per share or, (ii) if the Registrant consummates an initial public offering ("IPO") by a certain date, either one-half or three-fourths of the offering price of a share of the Common Stock in the IPO, and issued promissory notes in the aggregate principal amount of $3,585,000 to 53 accredited investors for an aggregate purchase price of $3,585,000 in a private placement. Laidlaw Equities, Inc. acted as the placement agent for the private placement and was paid approximately $438,750 by the Registrant, consisting of a nonaccountable expense allowance and a selling commission.

         In May 1997, warrants to purchase 235,878 shares of Common Stock, issued to ten of the accredited investors, were subsequently cancelled.


    (21) In December 1996, the Registrant issued an aggregate of 7,613 shares of Common Stock to two persons upon the conversion of prior debt in the aggregate amount of $30,450.

    (22) From October 1995 to March 1997, the Registrant granted to certain of its employees, pursuant to its Stock Option Plan, options to purchase an aggregate of 429,650 of Common Stock at exercise prices of $1.507 to $5.50 per share.

    Except in the transactions described in Items (5), (6), (12), (13), (18) and
(20), the Registrant issued the above securities without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act as a transaction to a limited number of investors which did not involve a public offering, general solicitation or general advertisement. There were no underwriters involved in any of these transactions other than those described in Items (6), (13) and (20) as discussed below.


                                      II-5



    In Items (5), (12) and (18), the Registrant issued the above securities without registration in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act as a transaction in which the Registrant exchanged securities with its existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

    In Items (6), (13) and (20), the Registrant issued the above securities without registration in reliance upon the exemption provided by Rule 506 of Regulation D of the Securities Act as transactions in which there was no general solicitation or general advertisement, and the securities were offered and sold only to accredited investors who represented that they had the necessary experience and knowledge in financial and business matters to evaluate the merits and risks of the investment.

ITEM 27. EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                                       DESCRIPTION
 ------                                       -----------

    *1.1          --Form of Underwriting Agreement.
     3.1          --Certificate of Incorporation of the Registrant, as amended.
    *3.2          --By-laws of the Registrant.
    *4.1          --Specimen Common Stock Certificate of the Registrant.
    *4.2          --Form of Underwriters' Purchase Option.
    *4.3          --Specimen Redeemable Common Stock Purchase Warrant.
    *4.4          --Form of Warrant Agreement.
    *5            --Opinion of Warner & Stackpole LLP on legality of securities being registered.
   *10.1          --Lease Agreement of Corporate Headquarters in Westford, Massachusetts between New
                    England Mutual Life Insurance Company and the Registrant dated October 23, 1995.
   *10.1.1        --First Amendment to Lease Agreement of Corporate Headquarters dated as of January
                    31, 1996.
   *10.2          --Lease Agreement of Sales Office in San Diego, California between The Parkwest Partners and the Registrant dated July 1, 1996.
   *10.3          --Restated Technology License Agreement between Radius Inc. and the Registrant dated as of September 27, 1995.
   *10.3.1        --First Amendment to Restated Technology Agreement between Radius Inc. and the Registrant dated as of October 28, 1996.
   *10.4          --Software Development and License Agreement between Polybus
                    Systems Corporation and the Registrant dated as of August 1,
                    1996.
   *10.5          --Form of Warrant as issued to Registrant's other Warrantholders.
   *10.6          --Form of Warrant as issued to placement agent in Registrant's private placement completed in May 1996.
   *10.7          --Form of Promissory Note from Registrant's private placement completed in May 1996.
   *10.8          --Form of Registration Rights Agreement for shares of common stock and shares underlying promissory notes issued in Registrant's private placement completed in May 1996.
   *10.9          --Form of Registration Rights Agreement for shares of common stock issued in Registrant's private placement completed in October 1996.
   *10.10         --Form of Class A Warrant from Registrant's private placement completed in February
                    1997.
   *10.11         --Form of Class B Warrant from Registrant's private placement completed in February
                    1997.
   *10.12         --Form of Class A Promissory Note from Registrant's  private placement completed in February 1997.
   *10.13         --Form of Class B Promissory Note from Registrant's  private placement completed in February 1997.
   *10.14         --Consulting Agreement between Young Management Group, Inc. and the Registrant dated
                    July 1995.
   *10.15         --Registrant's 1995 Stock Option Plan.
   *10.16         --Employment Agreement, dated as of January 1, 1997, between the Registrant and Lorrin
                    G. Gale.



                                      II-6



   *10.17         --Noncompetition, Nondisclosure Agreement, dated as of January 1, 1997, between the
                    Registrant and Duane A. Mayo.
   *10.18         --Promissory Note issued to Venture Management  Consultants,
                    LLC by the Registrant dated April 8, 1997.
    10.19         --Promissory Note issued to Venture Management  Consultants,
                    LLC by the Registrant dated May 6, 1997.
   *11            --Computation of net loss per share of Common Stock.
    23.1          --Consent of BDO Seidman, LLP.
   *23.2          --Consent of Warner & Stackpole LLP (included in Exhibit 5).
   *24            --Power of Attorney.
   *27            --Financial Data Schedule.



--------
* Previously Filed.

ITEM 28.  UNDERTAKINGS.

    The Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II-7


                                   SIGNATURES


    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF WESTFORD, COMMONWEALTH OF MASSACHUSETTS, ON MAY 8, 1997.


                                            AUGMENT SYSTEMS, INC.
                                                (Registrant)


                                            By:  /s/ LORRIN G. GALE
                                               ---------------------
                                                   LORRIN G. GALE,
                                                CHIEF EXECUTIVE OFFICER
                                                    AND PRESIDENT


IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM SB-2 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.




                 SIGNATURE                                   TITLE                       DATE
                 ---------                                   -----                       ----
          /s/      LORRIN G. GALE             Chief Executive Officer,              May 8, 1997
             ---------------------------        President and Chairman
                   LORRIN G. GALE               of the Board

                         *                     Chief Financial Officer,             May 8, 1997
             ---------------------------        Treasurer, Secretary and
                   DUANE A. MAYO                Director

                          *                    Director                             May 8, 1997
             ---------------------------
                  CHAPELL CORY III

                          *                    Director                             May 8, 1997
             ---------------------------
                  GREGORY M. MILLAR

                          *                    Director                             May 8, 1997
             ---------------------------
                  STANLEY A. YOUNG

                          *                    Director                             May 8, 1997
             ---------------------------
             FRED L. CHANOWSKI

             *   /s/ LORRIN G. GALE
             ---------------------------
                   LORRIN G. GALE
                  ATTORNEY-IN-FACT




                                      II-8



                             INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                       DESCRIPTION

    *1.1          --Form of Underwriting Agreement.
     3.1          --Certificate of Incorporation of the Registrant, as amended.
    *3.2          --By-laws of the Registrant.
    *4.1          --Specimen Common Stock Certificate of the Registrant.
    *4.2          --Form of Underwriters' Purchase Option.
    *4.3          --Specimen Redeemable Common Stock Purchase Warrant.
    *4.4          --Form of Warrant Agreement.
    *5            --Opinion of Warner & Stackpole LLP on legality of securities being registered.
   *10.1          --Lease Agreement of Corporate Headquarters in Westford, Massachusetts between New
                    England Mutual Life Insurance Company and the Registrant dated October 23, 1995.
   *10.1.1        --First Amendment to Lease Agreement of Corporate Headquarters dated as of January
                    31, 1996.
   *10.2          --Lease Agreement of Sales Office in San Diego, California between The Parkwest Partners and the Registrant dated July 1, 1996.
   *10.3          --Restated Technology License Agreement between Radius Inc. and the Registrant dated as of September 27, 1995.
   *10.3.1        --First Amendment to Restated Technology Agreement between Radius Inc. and the Registrant dated as of October 28, 1996.
   *10.4          --Software Development and License Agreement between Polybus
                    Systems Corporation and the Registrant dated as of August 1,
                    1996.
   *10.5          --Form of Warrant as issued to Registrant's other Warrantholders.
   *10.6          --Form of Warrant as issued to placement agent in Registrant's private placement completed in May 1996.
   *10.7          --Form of Promissory Note from Registrant's private placement completed in May 1996.
   *10.8          --Form of Registration Rights Agreement for shares of common stock and shares underlying promissory notes issued in Registrant's private placement completed in May 1996.
   *10.9          --Form of Registration Rights Agreement for shares of common stock issued in Registrant's private placement completed in October 1996.
   *10.10         --Form of Class A Warrant from Registrant's private placement completed in February
                    1997.
   *10.11         --Form of Class B Warrant from Registrant's private placement completed in February
                    1997.
   *10.12         --Form of Class A Promissory Note from Registrant's  private placement completed in February 1997.
   *10.13         --Form of Class B Promissory Note from Registrant's  private placement completed in February 1997.
   *10.14         --Consulting Agreement between Young Management Group, Inc. and the Registrant dated
                    July 1995.
   *10.15         --Registrant's 1995 Stock Option Plan.
   *10.16         --Employment Agreement, dated as of January 1, 1997, between the Registrant and Lorrin
                    G. Gale.
   *10.17         --Noncompetition, Nondisclosure Agreement, dated as of January 1, 1997, between the
                    Registrant and Duane A. Mayo.
   *10.18         --Promissory Note issued to Venture Management  Consultants,
                    LLC by the Registrant dated April 8, 1997.
    10.19         --Promissory Note issued to Venture Management  Consultants,
                    LLC by the Registrant dated May 6, 1997.
   *11            --Computation of Net Loss per share of Common Stock.
    23.1          --Consent of BDO Seidman, LLP.
   *23.2          --Consent of Warner & Stackpole LLP (included in Exhibit 5).
   *24            --Power of Attorney.
   *27            --Financial Data Schedule.



--------
* Previously Filed.
